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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☐ Soliciting Material Pursuant to §240.14a-12
HARRAH'S ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Harrah's Entertainment, Inc. One Harrah's Court Las Vegas, Nevada 89119 USA

March 4, 2004

Dear Fellow Stockholders:

        We cordially invite you to attend our 2004 Annual Meeting of Stockholders, which will be held on Thursday, April 29, 2004, at 11:00 a.m. in the Scintas Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada.

        At the meeting, we will elect four directors, vote on approval of the 2004 Equity Incentive Award Plan, vote on approval of the 2005 Senior Executive Incentive Plan, consider a shareholder proposal with respect to political contributions and ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2004.

        Whether or not you expect to attend the meeting, please promptly complete, sign, date and return the enclosed proxy card, or grant your proxy electronically over the Internet or by telephone, so that your shares will be represented at the meeting. If you do attend, you may vote in person even if you have sent in your proxy card or voted electronically or by telephone.

        We look forward to seeing you at the meeting.

Sincerely,

Philip G. Satre Chairman of the Board

HARRAH'S ENTERTAINMENT, INC.
NOTICE OF MEETING

        The 2004 Annual Meeting of Stockholders of Harrah's Entertainment, Inc. will be held in the Scintas Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada on Thursday, April 29, 2004, at 11:00 a.m. for the following purposes:

  1.
  To elect four Class II directors for three-year terms;

  2.
  To vote on the approval of the 2004 Equity Incentive Award Plan, which replaces our 2001 Executive Stock Incentive Plan;

  3.
  To vote on the approval of the 2005 Senior Executive Incentive Plan, which replaces our 2000 Senior Executive Incentive Plan;

  4.
  To consider a shareholder proposal with respect to political contributions; and

  5.
  To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the 2004 calendar year.

  6.
  To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

        Stockholders of record owning Company shares at the close of business on March 1, 2004, are entitled to vote at the meeting. A complete list of these stockholders will be available for ten days prior to the meeting at the Company's executive offices at One Harrah's Court, Las Vegas, Nevada 89119.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 5 AND "AGAINST" PROPOSAL 4.

Scott E. Wiegand Corporate Secretary

March 4, 2004

        PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, OR GRANT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.

PROXY STATEMENT

Introduction

        Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        In this Proxy Statement:

  •
  "we" and "the Company" mean Harrah's Entertainment, Inc. Our executive offices are located at One Harrah's Court, Las Vegas, Nevada 89119; and

  •
  "Annual Meeting" means the 2004 Annual Meeting of Stockholders to be held on April 29, 2004, at 11:00 a.m. in the Scintas Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada, and any adjournment or postponement thereof.

        A copy of our 2003 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about March 19, 2004.

QUESTIONS AND ANSWERS

        WHAT IS THE PURPOSE OF THE ANNUAL MEETING? At the annual meeting, stockholders will be asked to vote on the following proposals:

  1.
  To elect four Class II directors for three-year terms;

  2.
  To vote on the approval of the 2004 Equity Incentive Award Plan, which replaces our 2001 Executive Stock Incentive Plan;

  3.
  To vote on the approval of the 2005 Senior Executive Incentive Plan, which replaces our 2000 Senior Executive Incentive Plan;

  4.
  To consider a shareholder proposal with respect to political contributions; and

  5.
  To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the 2004 calendar year.

        The stockholders also will transact any other business that properly comes before the meeting.

        WHO IS ENTITLED TO VOTE? The record date for the meeting is March 1, 2004. Only stockholders of record at the close of business on that date are entitled to vote at and attend the Annual Meeting. The only class of stock that can be voted at the meeting is our common stock. Each outstanding share of common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date there were 112,599,066 shares of common stock outstanding. You may also have another person attending the meeting represent you by signing a proxy designating that person to act on your behalf.

        WHAT IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER? If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. On non-discretionary items, for which you do not give instructions, the shares will be treated as "broker non-votes." A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposals to be presented at the 2004 meeting are considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held by your broker.

        WHAT IF I HOLD SHARES IN THE COMPANY STOCK FUND OF THE SAVINGS AND RETIREMENT PLAN? If you are a participant in the Company Stock Fund of the Savings and Retirement Plan, you have the right to vote the shares in your account. To do this you must sign and timely return the proxy card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the proxy card. Your proxy card or telephone or Internet instructions will be considered your confidential voting instructions, and the plan trustee will direct your vote in the manner you indicate on the proxy card or in your telephone or Internet instructions. In order to do this, the plan trustee will receive overall vote tallies from our proxy tabulator, The Bank of New York, for all participants in each plan. The overall vote tallies will not show how individual participants voted. The trustee will then register the vote tallies with the Inspector of Election at the Annual Meeting. If a plan participant's voting instruction is not received by The Bank of New York before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in the plan will be voted at the Annual Meeting by the investment committee under the plan or a delegated member of such committee.

        HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING? The holders of a majority of the shares of our common stock outstanding on the record date, in person or by a valid proxy, must be present at the meeting for any business to be conducted. Proxies received but marked as abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

        WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING? If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. We also may adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

        HOW DO I VOTE?

  1.
  YOU MAY VOTE BY MAIL.  If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

  2.
  YOU MAY VOTE BY TELEPHONE.  If you are a registered stockholder (if you hold your common stock in your own name), you may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

  3.
  YOU MAY VOTE ON THE INTERNET.  If you are a registered stockholder (if you hold your common stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

        If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in "street name" and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

        CAN I VOTE BY TELEPHONE OR ON THE INTERNET IF I AM NOT A REGISTERED STOCKHOLDER? If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to submit your proxy by telephone or on the Internet. Participants in the Company Stock Fund of the Savings and Retirement Plan can submit their proxy by telephone or on the Internet.

        CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY? Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

  •
  signing and returning another proxy card with a later date;

  •
  submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed); or

  •
  giving written notice of revocation to the Company's Secretary prior to or at the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed. Any written notice revoking a proxy should be sent to our Corporate Secretary at One Harrah's Court, Las Vegas, Nevada 89119 and must be received before the polls are closed.

        WHO WILL COUNT THE VOTES? The votes will be tabulated and certified by our transfer agent, The Bank of New York. A representative of The Bank of New York will serve as the inspector of election.

        HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS? Your Board recommends that you vote:

  •
  FOR election of the four nominees to the Board of Directors;

  •
  FOR approval of the adoption of the 2004 Equity Incentive Award Plan;

  •
  FOR approval of the adoption of the 2005 Senior Executive Incentive Plan;

  •
  AGAINST approval of a shareholder proposal; and

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2004.

        WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED? If you send in a signed proxy but do not give any voting instructions, your shares will be voted FOR election of the four nominees to the Board of Directors, approval of the adoption of the 2004 Equity Incentive Award Plan, approval of the adoption of the 2005 Senior Executive Incentive Plan and ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2004, and AGAINST approval of the shareholder proposal.

        WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING? Our Board of Directors does not know of any other business that will be presented at the meeting. If any other proposal properly comes up for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

        WHAT ARE MY VOTING OPTIONS ON EACH PROPOSAL? You have three choices on each of the matters to be voted upon at the Annual Meeting. On the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. On the other matters, by checking the appropriate box, you may: (a) vote "For" the proposal; (b) vote "Against" the proposal; or (c) "Abstain" from voting on the proposal.

        HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS? Pursuant to our bylaws, an affirmative vote of a majority of shares of Stock represented and entitled to vote at the meeting, excluding abstentions, is required to approve the proposals before the Annual Meeting.

        HOW WILL ABSTENTIONS BE TREATED? If you abstain from voting on one or more proposals, we will still include your shares for purposes of determining whether a quorum is present. Pursuant to our bylaws, the affirmative vote of a majority of the shares present at the meeting, excluding abstentions, is required for approval of the remaining proposals, so we will not treat abstentions as votes for or against a proposal.

        WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION? If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

BOARD OF DIRECTORS

General Information—Election of Directors

        Our Certificate of Incorporation provides for a Board of Directors of not less than three nor more than seventeen directors and authorizes the Board periodically to set the number of directors within that range by a majority vote. The number of directors currently set by the Board is eleven.

        Our Certificate of Incorporation also divides our Board of Directors into three classes with staggered terms. Each class of directors is elected for a term of three years. Four Class II directors are to be elected at the 2004 Annual Meeting for a three-year term ending in 2007.

        Our Board has nominated the following individuals for election to Class II positions with their term in office expiring in 2007: Ralph Horn, Gary W. Loveman, Philip G. Satre, and Boake A. Sells.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THESE NOMINEES.

        In the event that any of these nominees becomes unable or decides not to serve as a director at the time of the Annual Meeting, our Board will either reduce the number of directors to be elected or select a substitute nominee, and the proxy will be voted for the substitute. We presently have no reason to believe that the nominees listed above will be unable or will decide not to serve if elected, and each nominee has informed us that he consents to serve and will serve if elected.

Directors: Class II, Term to Expire 2007

Ralph Horn

Mr. Horn, 63, a private investor, was Chairman of the Board of First Tennessee National Corporation, a banking corporation, from January 1996 until December 2003. He was a director of that company from July 1991 to December 2003 and was its Chief Executive Officer from April 1994 to July 2002, its President from July 1991 to July 2002, and its Chief Operating Officer from 1991 to 1994. He has been a director of the Company since July 1995. He is also a director of Gaylord Entertainment Company, a hospitality and entertainment company, and Mid-America Apartment Communities, Inc., an umbrella partnership real estate investment trust. From April 1995 to February 25, 2004, he was the Chairman of the Audit Committee and a member of the Executive Committee of the Board. On February 25, 2004, Mr. Horn ceased being a member of the Audit Committee and became a member of the Human Resources and Nominating/Corporate Governance Committees. He also continues to be a member of the Executive Committee.

Gary W. Loveman

Mr. Loveman, 43, has been a director of the Company since February 2000 and Chief Executive Officer since January 2003. He has been the Company's President since April 2001 and was its Chief Operating Officer from May 1998 through December 2002. He was a member of the three-executive Office of the President from May 1999 to April 2001 and was Executive Vice President from May 1998 to May 1999. Mr. Loveman was Associate Professor of Business Administration, Harvard University Graduate School of Business Administration from 1994 to 1998, where his responsibilities included teaching MBA and executive education students, research and publishing in the field of service management, and consulting and advising large service companies. He is also a director of Coach, Inc., a designer and marketer of high quality handbags and women's and men's accessories. He is a member of the Executive Committee of the Board.

Philip G. Satre

Mr. Satre, 54, has been Chairman of the Board of the Company since January 1997 and a director of the Company since 1990. He was Chief Executive Officer from April 1994 through December 2002, a member of the three-executive Office of the President from May 1999 to April 2001, and was President from April 1991 to May 1999. He is also a director of TABCORP Holdings Limited, an Australia public company in the leisure and entertainment business. He is the Chairman of the Executive Committee of the Board.

Boake A. Sells

Mr. Sells, 66, a private investor, was Chairman of the Board and Chief Executive Officer of Revco D.S., Inc., a retail pharmacy chain, from September 1987 to October 1992 and was President of that company from April 1988 to June 1992. He has been a director of the Company since February 1990. He is a member of the Executive, Human Resources and Nominating/Corporate Governance Committees of the Board.

The terms of the Company's four Class III directors expire at the annual meeting of stockholders to be held in 2005, and the terms of the Company's three Class I directors expire at the annual meeting of stockholders to be held in 2006. Following is information about each Class III and Class I director.

Directors: Class III, Term Expires 2005

Barbara T. Alexander

Ms. Alexander, 55, an independent consultant, was Senior Advisor for UBS Warburg, an investment banking firm, from October 1999 to January 2004. She was a Managing Director of Dillon Read & Co, Inc., an investment banking firm, and successor companies from January 1992 until October 1999. She is also a director of Centex Corporation, a building and related services company, and of Burlington Resources, an independent oil and gas company. Ms. Alexander has been a director of the Company since February 2002 when she was appointed by the Board to fill a vacancy in Class III. She is a member of the Audit Committee of the Board and on February 25, 2004, became Chairperson of the Audit Committee.

Frank J. Biondi, Jr.

Mr. Biondi, 59, is Senior Managing Director of WaterView Advisors LLC, a private equity fund specializing in media. He has held this position since June 1999. He was Chairman and Chief Executive Officer of Universal Studios from April 1996 through November 1998 and President and Chief Executive Officer of Viacom, Inc. from July 1987 through January 1996. He is also a director of The Bank of New York Company, Inc., a financial holding company and provider of banking and financial services, Amgen, Inc., a biotechnology company, Hasbro, Inc., a developer of children's and family leisure time entertainment products, and Vail Resorts, Inc., a mountain resort operator. He has been a director of the Company since May 2002, when he was appointed by the Board to fill a vacancy in Class III. He is a member of the Human Resources and Nominating/Corporate Governance Committees and on February 25, 2004, became Chairman of those Committees.

Robert G. Miller

Mr. Miller, 59, is Chairman of the Board of Rite-Aid, Inc., a retail pharmacy chain, a position he has held since December 1999. He was Chief Executive Officer of that company from December 1999 to July 2003. He was Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, from May 1999 until December 1999, Vice Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. a grocery supermarket company, from July 1998 to May 1999, and Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. from 1991 to July 1998. He has been a director of the Company since May 1999 and is a member of the Human Resources and Nominating/Corporate Governance Committees of the Board, and until February 25, 2004, he was Chairman of those Committees.

Christopher J. Williams

Mr. Williams, 46, has been Chairman of the Board and Chief Executive Officer of Williams Capital Group, L.P., an investment bank, since 1994, and Chairman of the Board and Chief Executive Officer of Williams Capital Management, LLC, an investment management firm, since 2002. He is also a director of The Partnership for New York City, the National Association of Securities Professionals, and the Securities Industry Association. He has been a director of the Company since November 2003 and on February 25, 2004, he became a member of the Audit Committee of the Board.

Directors: Class I, Term Expires 2006

Joe M. Henson

Mr. Henson, 70, a private investor, was a director and Chairman of the Board of LEGENT Corporation, a computer systems software and services company, from October 1989 until February 1995 and was a director of that company and Chairman of its Executive Committee from January 1995 to May 1995. He was Chief Executive Officer of LEGENT Corporation from October 1989 to April 1992. He has been a director of the Company since April 1991. He is a member of the Audit Committee of the Board.

R. Brad Martin

Mr. Martin, 52, has been Chairman of the Board and Chief Executive Officer of Saks Incorporated (formerly Proffitt's, Inc.), a retail department store company, since 1989. He is also a director of First Tennessee National Corporation, a banking corporation. Mr. Martin has been a director of the Company since July 1996. He is a member of the Executive Committee of the Board, and from July 1996 to February 25, 2004, he was a member of the Human Resources Committee of the Board, and from February 2003 to February 25, 2004 he was a member of the Nominating/Corporate Governance Committee of the Board.

Gary G. Michael

Mr. Michael, 63, a private investor, has been serving as interim President of the University of Idaho since June 2003. He was Chairman of the Board and Chief Executive Officer of Albertsons, Inc., a grocery supermarket company, from February 1991 to April 2001. He is also a director of Questar, Inc., an energy development company, Boise Cascade Corporation, a forest products company, IDACORP, Inc., an energy company, and The Clorox Company, a household products manufacturing company. Mr. Michael has been a director of the Company since November 2001. He is a member of the Audit Committee of the Board.

The Board of Directors and Committees of the Board

        In July 2003, the Company adopted Corporate Governance Guidelines governing the conduct of its Board of Directors. The charters of our Audit Committee, Human Resources Committee and Nominating/Corporate Governance Committee are attached as exhibits to the Guidelines, all of which are posted on the Company's web site at www.harrahs.com under the "About Us" link on our home page. In addition, the Company will provide a copy of its Corporate Governance Guidelines, including charters of each of these committees, upon receipt of a written request addressed to Harrah's Entertainment, Inc., Attn: Corporate Secretary, One Harrah's Court, Las Vegas, Nevada 89119.

        Our Board of Directors met six times during 2003. During the year, overall attendance by incumbent directors averaged 98% at Board meetings and 94% at Committee meetings.

        The non-management members of our Board of Directors regularly meet in executive sessions in conjunction with each regularly scheduled meeting of the Board, and those members of our Board of Directors determined to be independent meet at least once each year.

        Our Board of Directors determines the independence of its members through a broad consideration of all relevant facts and circumstance, including an assessment of the materiality of any relationship between the Company and a director not merely from the director's standpoint, but also that of persons or organizations with which the director has an affiliation. In making its determination, the Board of Directors adheres to the requirements of, and complies with the factors set forth by, both the New York

Stock Exchange and the Securities and Exchange Commission. Using these standards, the Board of Directors has determined that each of Ms. Alexander and Mssrs. Horn, Sells, Biondi, Miller, Williams, Henson, and Michael has no material relationship with the Company and qualifies as an independent director. On September 30, 2003, a company owned by Mr. Martin and two of his family members sold real property that we lease for our Memphis corporate offices to an unrelated third party. See "Certain Relationships and Related Transactions" on page    of this proxy statement. This sale was completed prior to effectiveness of the New York Stock Exchange's corporate governance rules on November 4, 2003. The Board of Directors has determined that Mr. Martin would be independent using the foregoing standards except for application of the "look-back" periods included within the NYSE's new corporate governance rules pertaining to director independence.

        Our Board has four standing committees: (i) Executive, (ii) Audit, (iii) Human Resources, and (iv) Nominating/Corporate Governance.

        The Executive Committee, comprised of five members, has the delegated authority to act on behalf of the Board, subject to certain limitations, during the intervals between Board meetings. The Executive Committee reports any action taken to the Board at its next meeting. Without specific delegated authority, the Executive Committee may not declare dividends except current quarterly dividends not in excess of those last declared by the Board of Directors and may not increase or decrease the number of directors or appoint new directors. Any action taken by the Executive Committee to approve a transaction in excess of $75 million may be revised or rescinded by the Board at its next meeting unless the transaction is part of an overall plan previously approved by the Board. The Executive Committee did not meet during 2003.

        The Audit Committee is comprised of four members, each of whom has been determined to be independent as set forth in the listing requirements of the New York Stock Exchange. The Audit Committee met twelve times during 2003. The responsibilities of the Audit Committee are outlined in a written charter which is attached as Annex A to this Proxy Statement. We limit the number of public company audit committees on which members of our Audit Committee may serve to four other public company audit committees. Additionally, our Board of Directors has determined that each of the members of our Audit Committee is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

        The Human Resources Committee is comprised of four members, each of whom has been determined to be independent as set forth in the listing requirements of the New York Stock Exchange. The Human Resources Committee met six times during 2003. This Committee serves as the Company's compensation committee and has overall responsibility for approving and evaluating the director and officer compensation plans, programs and policies of the Company. It reviews and approves the Chief Executive Officer's objectives and compensation, and also approves the annual compensation of corporate officers who are members of the Board as well as the Chief Operating Officer and Chief Financial Officer. The Human Resources Committee also administers the Company's bonus and other incentive compensation plans.

        The Nominating/Corporate Governance Committee is comprised of four members, each of whom has been determined to be independent as set forth in the listing requirements of the New York Stock Exchange. The Nominating/Corporate Governance Committee met three times during 2003. It acts as the nominating committee of the Board, a function previously performed by the Human Resources Committee. It considers and makes recommendations concerning the Board's size and composition, the number of non-management directors, the qualifications of members and potential nominees for membership, including nominees recommended by stockholders, and membership of committees of the Board. The Nominating/Governance Committee also is responsible for the development and recommendation to the Board of corporate governance guidelines applicable to the Company and oversight of the annual review of the Board's performance.

        Shareholders who wish to communicate with the Nominating/Corporate Governance Committee concerning potential candidates for our Board of Directors should do so by corresponding with the our Corporate Secretary addressed to Harrah's Entertainment, Inc., Attn: Corporate Secretary, One Harrah's Court, Las Vegas, Nevada 89119. Any such communication should include the name and biographical data of the individual who is the subject of the communication, and should be made in accordance with our bylaws and as described in "Stockholder Proposals for 2005 Annual Meeting." Our Nominating/Corporate Governance Committee will consider candidates submitted by stockholders by reference to the criteria for Board membership set forth in our Corporate Governance Guidelines and the current composition of the Board of Directors.

Compensation of Directors

        Directors who are not employees of the Company or any of our subsidiaries earn a monthly fee of $10,000 plus $1,500 for each special committee meeting they attend as a committee member. Committee chairpersons receive an additional monthly retainer as follows: Audit Committee receives $1,250, Human Resources Committee receives $833.33, and Nominating/Corporate Governance Committee receives $416.67. Directors are reimbursed for expenses reasonably incurred in connection with their service on the Board.

        Pursuant to the provisions of the Company's Non-Management Directors Stock Incentive Plan, a director automatically receives 50% of his or her director fees in all common stock in lieu of cash fees. Each director had the right to make a one-time election to receive the remaining 50% of his or her director fees in all common stock in lieu of cash fees for the duration of the plan (which initially had a five year term and has been extended for an additional five years expiring April 26, 2006). Three current directors made this election.

        Grants of our common stock pursuant to the plan are made every three months for an amount of our common stock, based on the market value on the grant date, equal in value to 50% of the fees that the director earned during the previous three-month grant period (or 100% of the fees if the director elected to receive the remaining 50% of fees in our common stock). Shares that are granted cannot be disposed of until the recipient is no longer a member of the Board of Directors. A director may make an annual election to defer, until retirement, the grant of shares to be made the ensuing plan year. Deferred shares are then granted upon the director's retirement in a lump sum or in up to ten annual installments, as he or she may elect. These elections are made prior to each plan year. However, a director may request the modification of his or her choice as to a lump sum or installments by submitting a request to change the election at least one full fiscal year before retirement. This request is subject to approval of the Human Resources Committee. The Company has created a trust to assure the payment of benefits pursuant to the Non-Management Directors Stock Incentive Plan.

        Until May 1, 1996, directors were eligible to participate in another unfunded compensation deferral program, the Executive Deferred Compensation Plan. Four current non-management directors deferred part of their cash fees pursuant to the Executive Deferred Compensation Plan prior to May 1, 1996 and currently have account balances in the Plan. See "Certain Employment Arrangements" for more information about the Executive Deferred Compensation Plan.

        Each non-management director is also provided with travel accident insurance of $500,000 while traveling on behalf of the Company. Incumbent non-management directors who served on the Board as of February 21, 2001, are entitled to participate in the Company's standard group health insurance plans while serving as a director (this program is not available to directors elected or appointed after February 21, 2001). The Company pays the premium cost for this insurance. During 2003, the total premium cost for these insurance benefits was approximately $4,600 per director participating in the plans. Each director receiving these benefits incurred taxable income equal to the premium cost of the group insurance.

        Non-management directors elected prior to February 21, 2001 received a grant of 1,000 shares of restricted stock vesting in ten annual installments over ten years. Directors who served a full ten years under this program received another ten-year grant of 1,000 shares. Current directors who have these grants are Messrs. Horn, Martin, Miller, and Sells. This program was terminated on February 21, 2001, with respect to further grants to new directors.

        In February 2001, the Board approved a stock option program for non-management directors (the "Director Stock Option Program"), to provide an incentive for continuing tenure with the Company. Pursuant to this program, which replaced the prior restricted stock program for directors, each new non-management director who is initially elected or appointed to the Board of Directors on or after February 21, 2001, will receive a nonqualified stock option grant of 5,000 shares upon being elected or appointed to the Board. Director Stock Option Program options are granted pursuant to and governed by the 2001 Executive Stock Incentive Plan.

        The terms of a stock option grant pursuant to the Director Stock Program are as follows: (a) it will vest in annual installments on each April 1 over ten years at 500 shares per year based on continued Board service through the vesting dates, with the first installment vesting on the April 1 following the director's election or appointment; and (b) the exercise price is the average of the high and low prices of the Company's common stock on the NYSE on the date of the director's election or appointment or if such date is not a business day, the preceding business day.

        Until November 2003, pursuant to the Director Stock Option Program, each non-management director, including those now serving on the Board, received an annual nonqualified stock option grant of 2,000 shares, with grants to be made when annual grants to employees are normally made. The Human Resources Committee has determined that annual grants to employees will be made in June of each year, and the first annual grants were made in June 2002. The grant date, vesting and other terms and conditions of this grant were approved by the Non-Employee Directors of the Human Resources Committee (as Non-Employee Director is defined under SEC Rule 16b-3). In November 2003, the practice of granting annual stock options to non-management directors was discontinued.

        In November 2003, our Board of Directors implemented stock ownership guidelines for its members. Within two years of first being elected, a director is expected to own and maintain a number of shares of the Company's common stock having a minimum value equal to two times his or her annual retainer. Shares granted to a director for his or her service on the Company's Board of Directors are included in determining the value of the director's holdings.

        Except as provided in the governing plan document and any administrative regulations thereunder governing the options, or unless otherwise approved by the Non-Employee Directors of the Human Resources Committee, all unvested options granted pursuant to the Director Stock Option Program will be forfeited and returned to the plan when a non-management director leaves the Board.

Ownership of Harrah's Entertainment Securities

        The following table lists the beneficial ownership of our Stock as of January 31, 2004, for all current directors, including the nominees to the Board, our five executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned on January 31, 2004(a)(b)	% of Shares Outstanding (net of treasury shares) as of January 31, 2004
Barbara T. Alexander	5,275	*
Charles L. Atwood	212,432	*
Frank J. Biondi, Jr.	3,524	*
John M. Boushy	211,353	*
Joe M. Henson	21,997	*
Ralph Horn	38,969	*
Gary W. Loveman	758,432	*
R. Brad Martin	22,837	*
Gary G. Michael	6,487	*
Robert G. Miller	11,913	*
Richard E. Mirman	215,245	*
Philip G. Satre	1,115,671	1.0%
Boake A. Sells	36,700	*
Christopher J. Williams	—	*
Timothy J. Wilmott	395,510	*
All directors and executive officers as a group	3,669,994	3.2%

*
Indicates less than 1%

(a)
Shares listed in the table include shares allocated to accounts under our Savings and Retirement Plan as of January 23, 2004. The amounts shown also include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Atwood, 127,566 shares; Mr. Boushy, 142,294 shares; Mr. Loveman, 614,063 shares; Mr. Mirman, 144,813 shares; Mr. Wilmott, 220,066 shares; all directors and executive officers as a group, 2,365,451 shares.

(b)
The amounts shown include the following rights to shares pursuant to our Non-Management Directors Stock Incentive Plan (including shares that may be acquired within 60 days pursuant to outstanding stock options) and deferred at the election of the directors: Mr. Biondi, 1,024 shares; Mr. Henson, 16,997 shares; Mr. Horn, 16,869 shares; Mr. Martin, 13,637 shares; Mr. Michael, 1,487 shares; Mr. Sells, 15,700 shares; Mr. Williams, 0 shares.

PROPOSAL TO APPROVE THE COMPANY'S
2004 EQUITY INCENTIVE AWARD PLAN

General

        The Board of Directors (the "Board") has adopted, subject to stockholder approval, the Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan (the "2004 Plan") for members of the Board, employees and consultants of the Company and its subsidiaries. The 2004 Plan will become effective when the 2004 Plan is approved by the affirmative vote of the holders of the majority of our Common Stock present, or represented, and entitled to vote thereon at the Annual Meeting of Stockholders.

        The Board believes that the 2004 Plan will promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

        The 2004 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2004 Plan is set forth below. The summary is qualified by reference to the full text of the 2004 Plan, which is attached as Annex B to this Proxy Statement.

Administration

        The 2004 Plan will be administered by the Human Resources Committee of the Board. The Human Resources Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or employees who are "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The Human Resources Committee will include at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, and an "outside director" pursuant to Section 162(m) of the Code.

        The Human Resources Committee will have the exclusive authority to administer the 2004 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Human Resources Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

        Persons eligible to participate in the 2004 Plan include all members of the Board, comprised of eleven persons following the 2004 Annual Meeting of Stockholders and approximately 475 employees. Although consultants of the Company and its subsidiaries are eligible to participate in the 2004 Plan, as determined by the Human Resources Committee, the Company currently does not have any plans to issue awards to consultants.

Limitation on Awards and Shares Available

        An aggregate of 5,000,000 shares of Common Stock is available for grant pursuant to the 2004 Plan, plus the number of shares of Common Stock which are or become available for issuance under the Harrah's Entertainment, Inc. 2001 Executive Stock Incentive Plan, as amended (the "2001 Plan"), and the Harrah's Entertainment, Inc. Non-Management Director's Stock Incentive Plan, as amended (the "Director Plan"), and which are not thereafter issued under such plans. As of January 31, 2004, an aggregate of 7,002,311 shares of Common Stock would have been available for grant pursuant to the 2004 Plan, including shares related to the 2001 Plan and the Director Plan. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2004 Plan. The shares of Common Stock covered by the 2004 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2004 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the 2004 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2004 Plan.

        The maximum number of shares of Stock that may be subject to one or more awards to a participant pursuant to the 2004 Plan during any rolling three calendar-year period is 3,000,000. As of March 1, 2004, the record date, the closing price of the Common Stock on the NYSE was $53.40 per share.

        From January 1, 2004 through March 1, 2004, 1,207,114 shares of Common Stock have been acquired by our directors and employees pursuant to exercises of outstanding stock options.

Awards

        The 2004 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2004 Plan. See the Summary Compensation Table and Option Grants in Last Fiscal Year, below, for information on prior awards to named executive officers.

        Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2004 Plan. The option exercise price of all stock options granted pursuant to the 2004 Plan will not be less than 100% of the fair market value of the Stock on the date of grant. Stock options may be exercised as determined by the Human Resources Committee, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee's death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

        Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Human Resources Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Human Resources Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

        Restricted stock may be granted pursuant to the 2004 Plan. A restricted stock award is the grant of shares of Stock at a price determined by the Human Resources Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Human Resources Committee.

        A stock appreciation right (a "SAR") is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

        The other types of awards that may be granted under the 2004 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, restricted stock units, and other stock-based awards.

        The Human Resources Committee may grant awards to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Human Resources Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Human Resources Committee), sales or revenue, net income (either before or after tax), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Human Resources Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Human Resources Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Change In Control

        In the event of a Change in Control (as defined in the 2004 Plan) of the Company in which awards made pursuant to the 2004 Plan are converted, assumed or replaced by a successor, and upon termination of a Participant's employment with the Company without cause within 24 months following such Change in Control, all of such Participant's outstanding awards will become fully exercisable and all forfeiture restrictions on awards will lapse.

Amendment and Termination

        The Human Resources Committee, subject to approval of the Board, may terminate, amend, or modify the 2004 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2004 Plans, to permit the Human Resources Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2004 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

        In no event may an award be granted pursuant to the 2004 Plan on or after the tenth anniversary of the date the stockholders approve the 2004 Plan.

Federal Income Tax Consequences

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

        The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

New Plan Benefits

        No awards will be granted pursuant to the 2004 Plan until it is approved by the Company's stockholders. In addition, awards are subject to the discretion of the Human Resources Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2004 Plan or the benefits that would have been received by such participants if the 2004 Plan had been in effect in the year ended December 31, 2003.

Vote Required

        Adoption of the 2004 Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2004 EQUITY INCENTIVE AWARD PLAN.

PROPOSAL TO APPROVE THE ADOPTION OF
THE HARRAH'S ENTERTAINMENT, INC.
2005 SENIOR EXECUTIVE INCENTIVE PLAN

General

        In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its CEO or any of the next four highest paid executive officers as listed in the proxy statement. An exception to this limitation is provided for performance-based compensation.

        The Code Section 162(m) provisions generally require that affected executives' compensation satisfy certain conditions in order to qualify for the performance-based exclusion from the $1 million deduction cap. The Human Resources Committee and the Board of Directors (the "Board") have approved, subject to stockholder approval, the Harrah's Entertainment, Inc. 2005 Senior Executive Incentive Plan (the "2005 Plan") which is intended to meet these conditions and therefore qualify compensation paid under the 2005 Plan as performance-based compensation under Section 162(m) of the Code. If the 2005 Plan is approved by the affirmative vote of the holders of the majority of our Common Stock, present or represented, and entitled to vote thereon at the Annual Meeting of Stockholders, the 2005 Plan will become effective on January 1, 2005. The summary of the principal provisions of the 2005 Plan is set forth below. The summary is qualified by reference to the full text of the 2005 Plan, which is attached as Annex C to this Proxy Statement.

Administration

        The 2005 Plan will be administered by the Human Resources Committee which is composed of at least two or more "outside directors" as defined under the Code. The Human Resources Committee will have the sole discretion and authority to administer and interpret the 2005 Plan.

Eligibility and Participation

        Eligibility to participate in the 2005 Plan is limited to senior executives of Harrah's Entertainment, Inc. and its subsidiaries (the "Company") who are, or who at some future date may be, subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Human Resources Committee will select the 2005 Plan participants ("Participants") for each performance period under the 2005 Plan.

Business Criteria

        The 2005 Plan's performance goal will be based upon the Company's EBITDA. The 2005 Plan defines "EBITDA" to mean the Company's net income before deductions for interest expense, income tax expense, depreciation expense and amortization expense for such performance period computed in accordance with accounting principles generally accepted in the U.S. ("GAAP"), adjusted for the following income statement line items: write-downs, reserves and recoveries, project opening costs, and any gain or loss on early extinguishment of debt.

Award Determinations

        By no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m) of the Code, the Human Resources Committee will establish the performance goal for such performance period based on the Company's EBITDA and adopt targeted awards for Participants for such performance period. Subject to the foregoing and to the maximum award limitations described below, no awards will be paid for any period unless there is positive EBITDA.

        There are currently seven employees who would be eligible to receive awards under the 2005 Plan for 2004 if the 2005 Plan were in effect for 2004. Participants will be selected each period by the Human Resources Committee from those eligible to participate in the 2005 Plan. The actual amount of future award payments under the 2005 Plan is not presently determinable because such amounts are dependent on the future attainment of the performance goal with respect to such payments. The 2005 Plan provides that the maximum award payable to any individual Participant in any one fiscal year is 0.5% (one half percent) of EBITDA for such period.

        The Human Resources Committee may, pursuant to its discretion, reduce or eliminate any or all of the targeted awards and set additional conditions and terms of payment of awards, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. The Human Resources Committee has no discretion to increase the amount of a Participant's targeted award.

        All awards will be determined by the Human Resources Committee and will be paid in cash; provided, however, that no awards will be paid unless and until the Human Resources Committee makes a certification in writing with respect to the attainment of the performance goal as required by Section 162(m) of the Code.

        If the 2005 Plan were in effect for the period that began on January 1, 2003 and ended on December 31, 2003, based on such period's EBITDA, the approximate amounts of awards the Participants in the 2005 Plan would have received, subject to discretionary adjustments by the Human Resources Committee, is as follows:

Name and Position	Dollar Value($)
Gary W. Loveman	531,300
Timothy J. Wilmott	386,400
Charles L. Atwood	207,000
John M. Boushy	92,000
Richard E. Mirman	82,800
Executive Group	1,699,040
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

Other Compensation

        The 2005 Plan is not exclusive. The Company may and does pay cash, other awards and other compensation to certain officers under other authority of the Board or applicable law.

        In the event that the Company's shareholders do not approve the 2005 Plan, the Participants will not be paid any awards under the 2005 Plan. If the 2005 Plan is approved, the Participants named annually will be eligible to receive awards under the 2005 Plan.

Vote Required

        Adoption of the 2005 Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2005 SENIOR EXECUTIVE INCENTIVE PLAN AND ITS PERFORMANCE GOAL.

STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS

        The Central Laborers' Pension Fund, the beneficial owner of more than $2,000 worth of Harrah's Entertainment common stock, has notified us of its intention to present the following resolution for action at the Annual Meeting. The text of the resolution and the supporting statement exactly as submitted by the proponent are set forth below. If the proponent, or a representative who is qualified under state law, is present and submits the proposal for a vote, then the proposal will be voted upon at the Annual Meeting.

        In order to be approved, the votes cast in favor of the proposal by the shareholders present, in person or by proxy, and entitled to vote at the Annual Meeting must exceed the votes cast in opposition. Proxies solicited on behalf of the Board of Directors will be voted AGAINST this proposal unless shareholders specify a contrary choice.

Political Disclosure Resolution

        Resolved, that the shareholders of Harrah's Entertainment, Inc. ("Company") hereby request that the Company prepare and submit to the shareholders of the Company:

  1.
  A report, updated annually, disclosing its policies for political contributions (both direct and indirect) made with corporate funds. The reports shall include, but not be limited to, contributions and donations to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527. This Report shall be disclosed to shareholders through the Company's web site or to shareholders in published form.

  2.
  A semi-annual report of political contributions, disclosing monetary and non-monetary contributions to candidates, parties, political committees and other organizations and individuals described in paragraph 1. This report shall contain the following information:

  a.
  An accounting of the Company's funds contributed or donated to any of the persons described above;

  b.
  A business rationale for each of the Company's political contributions or donations; and

  c.
  Identification of the person or persons in the Company who participated in making the decisions to contribute or donate.

        Statement of Support: As long-term shareholders of Harrah's Entertainment, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

        Currently, Harrah's Entertainment is not required to disclose political contributions made with corporate funds in any Securities and Exchange Commission (SEC) reports to shareholders. Company executives and lobbyists exercise unbridled discretion over the use of corporate resources for political purposes. In addition, there is no SEC requirement for disclosing the business rationale for such donations.

        The result is that shareholders are unaware of how and why the Company chooses to make corporate contributions and the political ends that are being furthered by the gift of corporate funds. Company officials may, in fact, be funding groups and candidates whose agendas are antithetical to the interest of it, its shareholders and its stakeholders.

        This is the case with Harrah's Entertainment. The Center for Responsive Politics, a campaign finance watchdog organization, reported that the Company donated $579,000 in the 2002 election cycle to major party committees and congressional campaign dinners. However, further investigation shows that $4,300 of the Company's money also went to political committees associated with certain political figures. Those committees, in turn, used the Company's money in ways not generally known to the public that could pose reputational problems and legal risks for the Company.

        Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives not shared by and may be inimical to the interests of shareholders. There is currently no single source of information providing disclosure to the Company's shareholders on this issue. That is why we urge your support for this critical governance reform.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

        Adoption of this proposal would be costly, unnecessary and not in the best interests of the Company or its shareholders. Harrah's follows all applicable laws regarding political contributions, which includes numerous federal and state laws and regulations governing the permissibility and reporting of political contributions. Contributions made using corporate funds are generally reported by the recipient to the applicable election authority and are a matter of public record. This proposal would impose additional costs and administrative burdens on the Company with little or no benefit to its shareholders.

        Harrah's has adopted a policy on community and political activity and contributions within its compliance system. To ensure compliance with laws, all contributions of corporate funds or uses of corporate assets for a political purpose, requires prior approval from our Law Department. Furthermore, Harrah's is expressly prohibited under federal law from making contributions for a political candidate or party, and similarly, under state law in several of the jurisdictions in which we operate.

        Part of Harrah's stated policy is to encourage employees to share Harrah's commitment to making a positive contribution to the communities in which we operate, including where permitted as part of the political process through voluntary contributions to candidates and parties. However, under no circumstances is any influence exerted on any employee to engage in any political activity inconsistent with the employee's personal inclinations, and under no circumstances is an employee reimbursed by Harrah's for engaging in personal political activity.

        Harrah's has organized a political action committee ("PAC") and invites contributions from members of its management team. Harrah's supports this PAC activity but does not favor or disadvantage any employee by reason of that employee's decision whether to or not to contribute to the PAC.

        Harrah's believes that participating in the political process, whether through voting, contributing to the campaigns of one's choice, or serving on civic bodies or in elected offices, are fundamental rights and responsibilities of citizens in our communities.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors, acting on the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP, a firm of independent public accountants, as our independent public accountants to examine and report to stockholders on the consolidated financial statements of our Company and its subsidiaries for the year 2004. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

        The action of the Board of Directors in appointing Deloitte & Touche LLP as the Company's independent public accountants for the year 2004 will be ratified upon an affirmative vote of the holders of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting, excluding abstentions.

        On May 2, 2002, Harrah's dismissed its independent auditors, Arthur Andersen LLP ("Andersen"), and engaged the services of Deloitte & Touche LLP as its new independent auditors. This action followed the entry of an order effective May 15, 2002 by the New Jersey Casino Control Commission prohibiting New Jersey casino licensees, and their holding and intermediate companies, from conducting business directly or indirectly with Andersen. Our Board of Directors and Audit Committee participated in and approved the decisions to dismiss Andersen and engage Deloitte & Touche LLP.

        During our two fiscal years ended December 31, 2001 and through May 2, 2002, there were no disagreements between Harrah's and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two fiscal years ended December 31, 2001 or through May 2, 2002.

        The reports of Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In its letter dated May 2, 2002 to the Office of the Chief Accountant of the Securities and Exchange Commission, Andersen stated that it agreed with the statements in the four preceding paragraphs. This letter was filed as Exhibit 16 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 3, 2002.

        During our two fiscal years ended December 31, 2001 and through May 2, 2002, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        Although Andersen's audit of our 2001 financial statements resulted in an unqualified opinion, in order to provide investors with additional confidence, we subsequently requested that Deloitte & Touche LLP re-audit our consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2001. Deloitte & Touche LLP completed these audits and issued an unqualified opinion. There were no adjustments or restatements to the December 31, 2001 financial results filed as part of our Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission on March 8, 2002.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2004.

        Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider the retention of that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

Other Matters at the Meeting

        The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Harrah's Entertainment, Inc.:

        Our role is to assist the Board of Directors in its oversight of the Company's financial reporting process. As set forth in our charter, the Company's management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have reviewed and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent auditors their firm's independence.

        Based on the review and discussion referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

Ralph Horn, Chairperson

Barbara T. Alexander Joe M. Henson Gary G. Michael

February 25, 2004

FEES PAID TO DELOITTE & TOUCHE LLP

        The following table summarizes the aggregate fees paid or accrued by the Company to Deloitte & Touche LLP during 2003 and 2002:

	2003	2002
	($ in thousands)
Audit Fees(a)	$2,238	$2,037
Audit-Related Fees(b)	1,138	153
Tax Fees(c)	351	352
All Other Fees	10	57

Total	$3,737	$2,599

(a)
Fees for audit services billed in 2003 consisted of:
•
Audit of the Company's annual financial statements, including the audits of various subsidiaries conducting gaming operations as required by the regulations of the respective jurisdictions.
•
Reviews of the Company's quarterly financial statements
•
Statutory and regulatory audits, consents and other services related to Security and Exchange Commission ("SEC") matters

  Fees for audit services billed in 2002 consisted of:

  •
  Audit of the Company's annual financial statements, including the audits of various subsidiaries conducting gaming operations as required by the regulations of the respective jurisdictions.
  •
  Re-audits of the Company's financial statements for the years ended December 31, 2001, 2000 and 1999
  •
  Reviews of the Company's quarterly financial statements
  •
  Statutory and regulatory audits, consents and other services related to SEC matters

(b)
Fees for audit-related services billed in 2003 and 2002 consisted of:
•
Quarterly revenue and compliance audits performed at certain of our properties as required by state gaming regulations
•
Financial accounting and reporting consultations
•
Sarbanes-Oxley Act, Section 404 advisory services
•
Internal control reviews
•
Employee benefit plan audits
•
Agreed-upon procedures engagements

(c)
Fees for tax services paid in 2003 and 2002 consisted of tax compliance and tax planning and advice:
•
Fees for tax compliance services totaled $48,500 and $26,800 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:
i.
Federal, state and local income tax return assistance
ii.
Requests for technical advice from taxing authorities
iii.
Assistance with tax audits and appeals
•
Fees for tax planning and advice services totaled $302,200 and $324,800 in 2003 and 2002, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:
i.
Purchase and installation of tax return preparation software

    ii.
    Tax advice related to structuring certain proposed mergers, acquisitions and disposals
    iii.
    Tax advice related to the alteration of employee benefit plans
    iv.
    Tax advice related to an intra-group restructuring

		2003	2002
Memo:	Ratio of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit-Related Fees and Tax Compliance Fees	0.1:1	0.2:1

        In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

        The services performed by Deloitte & Touche in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its February 26, 2003, meeting. This policy describes the permitted audit, audit-related, tax, and other services that Deloitte & Touche may perform. Any requests for audit or tax services, other than tax return preparation services, must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Except for such services which fall under the de minimis provision of the pre-approval policy, any requests for audit-related or other services also must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

        In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit, tax return preparation and other services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

  1.
  The service is not an audit, review or other attest service;

  2.
  The estimated fees for such services to be provided under this provision do not exceed a defined amount of total fees paid to the independent auditor in a given fiscal year;

  3.
  Such services were not recognized at the time of the engagement to be non-audit services; and

  4.
  Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee.

        During 2003, fees for Audit-Related services totaling $38,000 and All Other Fees totaling $10,500 were approved under the de minimis provision. No tax return preparation services were approved under the de minimis provision during 2003.

EXECUTIVE OFFICER COMPENSATION

        The Summary Compensation Table below sets forth certain compensation information concerning the Company's Chief Executive Officer and our four additional most highly compensated executive officers during the periods presented.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1) Other Annual Compensation	($)(2) Restricted Stock Award(s)		(#) Securities Underlying Options	($)(3) All Other Compensation
Gary W. Loveman(4) President and Chief Executive Officer	2003 2002 2001	$1,213,654 1,018,462 1,000,000	$597,500 3,271,516 780,000	$282,453 80,593 72,549	$	— 5,120,026 —	130,000 426,389 150,000	$15,555 14,352 112,155
Timothy J. Wilmott Chief Operating Officer	2003 2002 2001	858,576 595,214 562,417	379,168 565,784 224,967	63,956 — —		— 175,051 —	97,500 269,803 —	16,079 15,079 112,579
Charles L. Atwood Senior Vice President and Chief Financial Officer	2003 2002 2001	696,923 517,692 345,400	348,596 599,792 146,880	— — 167		— 983,614 697,800	75,000 65,000 —	14,029 13,035 11,904
John M. Boushy Senior Vice President, Operations Products & Services	2003 2002 2001	430,154 394,154 374,154	109,904 395,000 225,000	— — —		— — —	45,547 40,334 —	32,815 32,637 395,600
Richard E. Mirman Senior Vice President, New Business Development	2003 2002 2001	377,832 336,500 311,145	88,442 337,188 159,500	— — —		— 65,488 —	43,692 50,000 —	14,119 13,149 96,779

(1)
Other Annual Compensation includes the amounts in the following table:

Name	Year	Earnings in excess of market rates on deferred compensation paid during the current year but deferred at the election of the executive		Company match on deferred compensation contributions		Allocated amount for aircraft usage and the associated taxes	Reimbursement of medical benefits and the associated taxes
Gary W. Loveman	2003 2002 2001	$	— — —	$	— 49,235 35,354	$145,010 — —	$	— — 27,464
Timothy J. Wilmott	2003 2002 2001		— — —		39,515 — —	— — —		— — —
Charles L. Atwood	2003 2002 2001		— — 167		— — —	— — —		— — —
John M. Boushy	2003 2002 2001		— — —		— — —	— — —		— — —
Richard E. Mirman	2003 2002 2001		— — —		— — —	— — —		— — —

Other Annual Compensation for perquisites for Mr. Atwood, Mr. Boushy and Mr. Mirman in 2003 aggregated less than (a) 10% of the total annual salary or (b) $50,000, whichever is lower. Accordingly, no such amounts are included in the table. Perquisites for Mr. Loveman and Mr. Wilmott are included in the table only to the extent the amount exceeds 25% of the total perquisites of the respective executive. The Company does not provide a fixed benefit pension plan for its executives. The amounts set forth above for deferred compensation earnings are a function of deferred income voluntarily contributed by the executives.

(2)
Awards of restricted stock were granted to Mr. Atwood in 2002 and 2001 pursuant to a Time Accelerated Restricted Stock Award Program ("TARSAP"). Mr. Atwood was awarded 20,000 shares in each of 2002 and 2001. These shares will vest on January 1, 2007, provided the executive remains in active employment with the Company. Portions of the shares are eligible for earlier annual vesting in each of the first four years (three years for the shares awarded in 2002) based on the Company's achievement of certain financial performance targets, and the remaining unvested shares will vest on January 1, 2007. The first such performance vesting occurred on March 1, 2003. Mr. Loveman received a grant of 108,378 shares of restricted stock in connection with his promotion to Chief Executive Officer. These shares will vest in increments of 25% on January 1, 2006, 25% on January 1, 2007, and 50% on January 1, 2008. Messrs. Loveman, Wilmott, Atwood and Mirman also received a special award of restricted stock in 2002. The number of shares awarded was: Mr. Loveman, 2,976 shares; Mr. Wilmott, 4,341 shares; Mr. Atwood, 3,797 shares; and Mr. Mirman, 1,624 shares. Fifty percent of these shares vested on February 27, 2003 and 50% vested on February 27, 2004. The number of unvested shares held by Messrs. Loveman, Wilmott, Atwood, Boushy and Mirman as of December 31, 2003 was 109,866, 82,171, 63,227, 40,000 and 42,158, respectively. The market value of the unvested restricted stock awards granted to Messrs. Loveman, Wilmott, Atwood, Boushy and Mirman as of December 31, 2003 was $5,468,031, $4,089,651, $3,146,808, $1,990,800 and $2,098,204, respectively. Dividends are payable when declared on restricted stock in the same manner and to the same extent as dividends are payable on other shares of common stock.

(3)
All Other Compensation consists of the amounts in the following table:

Name	Year	Earnings in excess of market rates on retirement benefits under the DCP		Matching Contributions to the Company's Saving and Retirement Plan	Earnings in excess of market rates on retirement benefits under the ESSP
Gary W. Loveman	2003 2002 2001	$	— — —	$12,000 11,000 10,200	$3,555 3,352 101,955
Timothy J. Wilmott	2003 2002 2001		— — —	12,000 11,000 10,200	4,079 4,079 102,379
Charles L. Atwood	2003 2002 2001		2,029 2,035 1,704	12,000 11,000 10,200	— — —
John M. Boushy	2003 2002 2001		192 468 —	10,308 9,539 8,999	22,315 22,630 386,601
Richard E. Mirman	2003 2002 2001		— — 73	12,000 11,000 10,200	2,119 2,149 86,506

As stated in note (1) above, the Company does not provide a fixed benefit pension plan for its executives but maintains deferred compensation plans (collectively, "DCP") and an Executive Supplemental Savings Plan ("ESSP") under which the executives may defer a portion of their compensation. Amounts deposited into DCP earn interest at rates approved by the Human Resources Committee. The ESSP is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives. In 2003, 2002, and 2001, Mssrs. Loveman, Wilmott, Boushy and Mirman received an interest enhancement to convert their retirement benefits from the DCP to the ESSP, with payment of a portion of these amounts contingent on meeting certain requirements related to age and length of tenure with the Company.

(4)
Mr. Loveman was appointed Chief Executive Officer effective January 1, 2003.

        The following table gives information regarding grants of stock options made during 2003 to our executive officers named in the Summary Compensation Table, including information concerning the potential value of such options based on assumed annual rates of stock price appreciation for the seven-year option terms. The Human Resources Committee makes annual grants to employees in June of each year. The Committee has authority to change the annual grant date and to make option grants at other times.

OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
Name	Number of Securities Underlying Options Granted(#)(2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price($/Sh.)	Expiration Date	5%	10%
Gary W. Loveman	130,000	4.4%	43.495	6/18/10	2,301,888	5,364,379
Timothy J. Wilmott	97,500	3.3%	43.495	6/18/10	1,726,416	4,023,284
Charles L. Atwood	75,000	2.5%	43.495	6/18/10	1,328,012	3,094,834
John M. Boushy	45,547	1.5%	43.495	6/18/10	806,493	1,879,472
Richard E. Mirman	43,692	1.5%	43.495	6/18/10	773,647	1,802,926

(1)
The dollar amounts under these columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. In the above table, we did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. There is no assurance that the value realized by an officer will be at or near the value estimated above.

(2)
Employees vest in the right to exercise these options over a three-year period. Options are subject to certain conditions, including compliance with terms and conditions of the options as approved by the Human Resources Committee. Options are nontransferable except by will or the laws of descent and distribution. See "Report of the Human Resources Committee on Executive Compensation" for more information concerning stock option awards.

        The following table gives certain information concerning stock option exercises during 2003 by our executive officers named in the Summary Compensation Table. It also gives information concerning option values.

AGGREGATED OPTION EXERCISES IN 2003 AND
DECEMBER 31, 2003 OPTION VALUES

			Number of Securities Underlying Unexercised Options Held at December 31, 2003(#)		Value of Unexercised, In-the-Money Options at December 31, 2003($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gary W. Loveman	35,938	986,598	417,396	903,055	9,995,009	10,429,903
Timothy J. Wilmott	83,843	2,236,722	124,470	408,596	2,305,708	2,825,069
Charles L. Atwood	5,589	163,129	69,018	138,111	1,100,158	1,010,175
John M. Boushy	146,306	3,668,094	87,468	112,171	2,269,048	1,211,754
Richard E. Mirman	—	—	99,189	101,571	1,938,432	886,585

(1)
Amount represents the difference between the aggregated option price of unexercised in-the-money options and a $49.77 market price on December 31, 2003, which was the closing price of our common stock on the last trading day of 2003.

Certain Employment Arrangements

        Mr. Loveman's employment agreement provides that Mr. Loveman will serve as Chief Executive Officer and President from January 1, 2003 until January 1, 2008 at a current annual salary of $1,250,000, subject to annual merit reviews by the Human Resources Committee. Pursuant to the agreement, Mr. Loveman also received a grant of stock options valued at $5 million and a deferrable restricted stock grant having an estimated value of $5 million (based on the price of the common stock on the date of the grant) pursuant to the Company's Executive Stock Incentive Plan (the "Promotional Award"). The stock options have a term of seven years. Both the stock options and the restricted stock will vest in increments of 25% on January 1, 2006, 25% on January 1, 2007, and 50% on January 1, 2008.

        Pursuant to his employment agreement, Mr. Loveman is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and long-term incentive compensation (stock options and restricted stock awards) as approved by the Human Resources Committee. In addition, Mr. Loveman received an individual supplemental long-term disability policy with a maximum benefit of $5,000,000 payable in one lump sum fully paid by the Company during the term of his agreement. Our Board can terminate the employment agreement with or without cause, and Mr. Loveman can resign.

        If the Company terminates the agreement without cause, or if Mr. Loveman resigns for good reason (as defined in the agreement):

  •
  Mr. Loveman's salary and right to participate in Company benefit plans (other than bonus and long-term incentive plans) will continue for a period of two years beginning on the date of termination;

  •
  His stock options and restricted stock will continue to vest during this two-year period (including 100% vesting upon a change in control), with any unvested options that do not vest before the expiration of the two-year period to be forfeited, except those provided pursuant to the Promotional Award;

  •
  The Promotional Award will continue to vest according to its regular vesting schedule; and

  •
  He will receive any bonus accrued for the prior year and pro-rata for the current year up to the date of termination for any termination without cause or for resignation for good reason, as defined.

        If the Company terminates the agreement for cause, Mr. Loveman's unvested stock options and any shares of unvested restricted stock, including those received as part of his Promotional Award, will be cancelled and his salary will end.

        After his employment with the Company terminates, Mr. Loveman will be entitled to participate in the Company's group health insurance plans applicable to corporate executives, including family coverage, for his lifetime. The Company will pay 80% of the premium on an after-tax basis for this coverage, and Mr. Loveman will incur annual imputed taxable income equal to the amount of the Company's payment. When Mr. Loveman becomes eligible for Medicare coverage, the Company's group health insurance plan will become secondary, and Mr. Loveman will be eligible for the same group health benefits as normally provided to our other retired management directors. He will incur annual imputed taxable income equal to the premium cost of this benefit.

        If a change in control were to occur during Mr. Loveman's employment agreement, and his employment was terminated involuntarily or he resigned for good reason (as defined) within two years after the change in control, or if his employment was involuntarily terminated within six months before the change in control under defined circumstances, Mr. Loveman would be entitled to receive the severance benefits under his severance agreement (if then in force) in lieu of the salary and rights under his employment agreement. This would also be the case if a change in control were to occur under certain circumstances and Mr. Loveman voluntarily terminated his employment during a 30-day period following the first anniversary of the change in control.

        The agreement provides that Mr. Loveman will not compete with the Company for a period of two years after termination of his active full time employment (which for this purpose does not include the salary continuation period).

        We also have employment agreements with our other executive officers named in the Summary Compensation Table, which provide that they are employed at the salaries described in the Table for 2003, subject to merit increases as we may approve. Mr. Wilmott's agreement expires January 1, 2008. Mr. Boushy's and Mr. Mirman's agreements expire March 1, 2007, and January 1, 2007, respectively. Mr. Atwood's agreement expires June 21, 2005. During the term of the employment agreement, each executive is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and awards under the Company's Executive Stock Incentive Plan as approved by the Human Resources Committee. The Company can terminate the employment agreement immediately with cause, or without cause upon 30 days prior written notice. The executive can voluntarily resign upon 30 days prior written notice, or upon six months prior written notice if he or she is going to work or act in competition with the Company.

        If the Company terminates the agreement without cause or does not renew it when it expires, the executive will receive eighteen months' salary continuation and will not compete with the Company during that time. Stock options will generally continue to be exercisable and to vest during the salary continuation, including vesting upon a change in control. See "Report of the Human Resources Committee on Executive Compensation." Unvested shares of regular restricted stock are forfeited as of the executive's termination date. TARSAP shares would not vest during the salary continuation unless the performance targets were achieved and the Human Resources Committee, in its discretion, were to approve the vesting as an exception based on the recommendation of our Chief Executive Officer.

        If there were a change in control during the salary continuation and noncompete period, any unvested stock options would vest, and the next scheduled vesting installment of TARSAP shares would vest.

        If the executive attains specified age and service requirements and his or her employment then terminates other than for cause, he or she will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage. We will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with the Company.

        For executives in the Executive Deferred Compensation Plan ("EDCP"), the executive will earn the retirement rate under the EDCP if he or she attains specified age and service requirements and if his or her employment is terminated without cause or if we elect not to renew the agreement when it expires. The executive receives service credit under the EDCP for any salary continuation and noncompete period. One of the executives named in the Summary Compensation Table, Mr. Atwood, has attained the specified age and service requirements under the EDCP.

        If the Company terminates the agreement for cause or if the executive voluntarily resigns, the executive's unvested options and any shares of unvested restricted stock, including TARSAP shares, will be cancelled, and all salary and benefits will end.

        We have entered into severance agreements with each of the executives listed in the Summary Compensation Table above (the "Severance Agreements"). We believe the Severance Agreements reinforce and encourage the attention and dedication of our executives if they are faced with the possibility of a change in control of the Company that could affect their employment. Mr. Loveman's and Mr. Wilmott's Severance Agreements became effective January 1, 2003. The Severance Agreements of Messrs. Atwood, Boushy and Mirman became effective January 1, 2004.

        The Severance Agreements provide for a compensation payment (the "Compensation Payment") of three times the executive's "annual compensation" (which includes salary and bonus amounts but excludes restricted stock vestings and compensation or dividends related to restricted stock or stock options).

        Under his Severance Agreement, Mr. Loveman is entitled to a Compensation Payment if (i) within two years after a change in control of the Company, his employment terminates involuntarily or if he resigns for good reason (as defined); (ii) if his employment is terminated without cause within six months before a change in control (under defined circumstances); or (iii) if he voluntarily terminates his employment during a 30-day period following the first anniversary of a change in control under certain circumstances. The other executives under Severance Agreements are entitled to Compensation Payments after a change in control if, within two years of the change in control, their employment is terminated involuntarily, or they resign with good reason (as defined), or if their employment is terminated without cause within six months before a change in control (under defined circumstances).

        A change in control is defined in the Severance Agreements as the occurrence of any of the following:

  1.
  any person becomes the beneficial owner of 25% or more of our then outstanding voting securities, regardless of comparative voting power of such securities,

  2.
  within a two-year period, members of the Board of Directors at the beginning of such period and their approved successors no longer constitute a majority of the Board,

  3.
  the closing of a merger or other reorganization where the voting securities of the Company prior to the merger or reorganization represent less than a majority of the voting securities after the merger or consolidation; or

  4.
  stockholder approval of the liquidation or dissolution of the Company.

        In addition to Compensation Payments described above, under the Severance Agreements executives receive accelerated vesting of certain stock options and restricted stock, or if the executive's employment terminates subsequent to a change in control or within six months before the change in control under defined circumstances, accelerated vesting of all options and restricted stock. Any unvested restricted stock and stock options granted prior to 2001 will vest automatically upon a change in control regardless of whether the executive is terminated, as will any stock options granted in 2001 or later which are not assumed by the acquiring company. (If a change in control had occurred before January 1, 2003, only 50% of the unvested TARSAP II shares would have vested.) All unvested stock options granted in 2001 and later, including those assumed by the acquiring company, will vest if the executive becomes eligible for a Compensation Payment. At the election of the Company, the Company may "cash out" all or part of the executive's outstanding and unexercised options.

        However, none of the executives is entitled to a Compensation Payment after a change in control if their termination is (i) by the Company for cause (as defined), or (ii) voluntary and not for good reason (as defined) except as permitted for Mr. Loveman during a 30-day period following the first anniversary of the change in control and termination of employment, as described above.

        If an executive becomes entitled to payments under either a Severance Agreement ("Severance Payments") which are subject to a federal excise tax imposed on the executive (the "Excise Tax"), the severance agreements require the Company to pay the executive an additional amount (the "Gross-Up Payment") so that the net amount retained by the executive after deduction of any Excise Tax on the Severance Payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial Severance Payments less normal taxes.

        Each Severance Agreement has a term of one calendar year and is renewed automatically each year starting January 1 unless we give the executive six months notice of non-renewal, except in cases where a potential change in control (as defined) has occurred or the non-renewal is done in contemplation of a potential change in control, in which case we must give one year's notice. Each Severance Agreement provides that if a change in control occurs during the original or extended term of the agreement, then the agreement will automatically continue in effect for a period of 24 months beyond the month in which the change in control occurred.

        The Compensation Payments and Accelerated Payments, respectively, that would have been payable to our executive officers named in the Summary Compensation Table for the Company on January 1, 2004, if (i) a change in control occurred and such executives had been terminated as of that date, and (ii) the

Company elected to "cash out" all of the outstanding and unvested stock options of the executives under the Severance Agreements, would have been approximately: Mr. Loveman, $8,518,718 and $27,205,443; Mr. Atwood, $3,177,672 and $5,819,640; Mr. Boushy, $2,228,000 and $5,686,601; Mr. Mirman, $1,726,688 and $5,108,220; and Mr. Wilmott, $4,003,581 and $10,165,428. The Accelerated Payments include the value of any unvested restricted stock, including TARSAP shares, and unexercised stock options that would accelerate upon a change in control and termination of employment, based on the market price of our common stock on December 31, 2003.

        Mr. Atwood has an account in the EDCP; he has attained the specified age and service requirements set forth in the EDCP, although he is not allowed to contribute any new deferral. Pursuant to the EDCP, Mr. Atwood's deferred amounts earn interest at a retirement rate (which cannot be lower than a specified formula rate) which is approved annually by the Human Resources Committee. In October 1995, the Human Resources Committee approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the Committee. The retirement rate on post-1995 deferrals during 2003 was the Plan's minimum retirement rate, and the retirement rate during 2004 for post-1995 deferrals has been approved once again at the Plan's minimum retirement rate.

        We have established an escrow fund and have deposited into it insurance policies and cash proceeds received from insurance policies. This escrow fund assures the payment of benefits, as they accrue, to participants in the EDCP and in another deferred compensation plan, including, among others, our executive officers and non-management directors. The escrow fund is subject to the claims of our creditors in the case of our insolvency or bankruptcy.

        Further deferrals into the EDCP were terminated effective March 31, 2001. In February 2001, the Human Resources Committee approved a new deferral program, the Executive Supplemental Savings Plan ("ESSP"), which commenced April 1, 2001, which permits certain key employees, including executive officers, to make deferrals of specified percentages of salary and bonus. The new program allows participants to choose from a selection of varied investment alternatives and the results of these investments will be reflected in their deferral accounts. To assure payment of these deferrals, a new escrow fund has been established similar to the escrow fund for the EDCP. The new escrow fund is funded to match the various types of investments selected by participants for their deferrals.

        The ESSP does not provide a fixed interest rate as does the EDCP and therefore the market risk of plan investments is borne by participants rather than the Company. To encourage EDCP participants to transfer their account balances to the ESSP thereby reducing the Company's market risk, the Company approved a program in 2001 that provided incentives to a limited number of participants to transfer their EDCP account balances to the ESSP. Under this program, a currently employed EDCP participant who was five or more years away from becoming vested in the EDCP retirement rate, including any executive officers who were in this group, received an enhancement in his or her account balance if the participant elected to transfer the account balance to the ESSP. The initial enhancement was the greater of (a) twice the difference between the participant's termination account balance and retirement account balance, (b) 40% of the termination account balance, not to exceed $100,000, or (c) four times the termination account balance not to exceed $10,000. Upon achieving eligibility for the EDCP retirement rate (age 55 and 10 years of service), the participant electing this program will receive an additional enhancement equal to 50% of the initial enhancement. Four of the executive officers named in the Compensation Table,

Messrs. Boushy, Mirman, Loveman and Wilmott elected to participate in the Enhancement Program. As a result, these executive officers no longer have accounts in the EDCP.

        While further deferrals into the EDCP were terminated, and while most EDCP participants transferred their EDCP account balance to the ESSP, amounts deferred pursuant to the EDCP prior to its termination and not transferred to the ESSP remain subject to the terms and conditions of the EDCP and will continue to earn interest as described above.

        In November 2002, our Board adopted a policy requiring our executives to own shares of our common stock, excluding stock options or unvested restricted stock, having a value equal to or greater than an established multiple ranging between one times and three times the executive's annual base salary. Mr. Loveman is required to own shares having a value equal to three times his annual base salary, Mssrs. Atwood and Wilmott are required to own shares having a value equal to twice their annual base salary, and Messrs. Boushy and Mirman are required to own shares having a value equal to their respective annual base salaries. The policy requires executives to achieve the mandatory level of stock ownership on or before January 1, 2006.

Report of the Human Resources Committee on Executive Compensation

        The Human Resources Committee is composed entirely of non-management directors. The Committee is responsible for approving the compensation of our management directors, reviewing the compensation of other executive officers, including the executive officers named in the Summary Compensation Table, and approving stock awards, including stock options and restricted stock, for each executive officer.

        Executive Compensation Policy.    The Company's executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of the Company's stockholders. Pursuant to this policy:

  •
  salaries are linked to competitive factors and salary increases are based primarily on merit,

  •
  the annual bonus program is competitively-based and provides incentive compensation based on our financial performance, and

  •
  long-term compensation is tied to enhancing shareholder value and to our financial performance.

        In summary, our executive compensation policy is primarily based on performance, with a large portion of potential executive compensation at risk. This policy not only extends to executive officers but also to key managers and professional staff. Approximately 475 key employees participate in the Company's long-term incentive plans.

        The following discussion describes the basic components of our executive compensation policy described in further detail.

        Total Compensation Competitively-Based.    Total compensation for executive officers was previously targeted to be approximately comparable to the mean of amounts paid to executives employed in similar positions in the three largest U.S. public gaming companies. This has been revised such that the comparison group is now, in addition to the mean of amounts paid to executives employed in similar positions in the three largest U.S. public gaming companies, also the median of a combined group of public companies engaged in the restaurant, hospitality, entertainment and retail industries.

        Salary.    Salaries are reviewed each year and increases are based primarily on (i) an executive's accomplishment of various performance objectives and (ii) competitive salaries of executives holding similar positions within the comparison group. Specific weights for each factor may be established in some circumstances. In addition, salary can be substantially increased if an executive officer is promoted to a higher position or is given greater responsibilities.

        In general, the objectives of executive officers (other than the Chief Executive Officer) are approved by the Chief Executive Officer. These objectives generally relate to achieving functional goals and financial objectives within the officer's assigned area of responsibility. For example, an objective could relate to completion of a project assigned to that executive's area of responsibility. The Chief Executive Officer's assessment of the performance of the other executive officers is based on a subjective review of each officer's performance. Specific weights may be given to each objective in this assessment in the discretion of the Chief Executive Officer.

        The Committee approves merit salary increases for the Chairman, the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer. The Chief Executive Officer approves merit salary increases for the other executive officers and the Committee reviews them. Merit salary increases were approved for the other executive officers during 2003.

        Senior Executive Incentive Plan.    The Senior Executive Incentive Plan has been approved by the stockholders to provide participating executives with incentive compensation based upon the achievement of pre-established performance goals. This plan is designed to comply with Section 162(m) of the Internal Revenue Code, which limits the tax deductibility by the Company of compensation paid to officers named in the compensation tables of the Proxy Statement to $1 million. The Committee approves the specific executive officers who will participate each calendar year prior to, or at the time of, establishment of the performance objectives for a calendar year. In 2003, Messrs. Loveman, Atwood, Boushy, Mirman and Wilmott participated in the Senior Executive Incentive Plan. The plan's objective for 2003 was earnings per share. In 2004, the plan's objective is a combination of earnings per share, income from operations, and return on invested capital. Bonus amounts are based on a matrix related to the targeted objective. Target bonuses range from 140% to 160% of base salary depending on the grade level of the executive.

        Although bonuses under the Senior Executive Incentive Plan were not subject to the same maximum limits as bonuses under the Annual Management Bonus Plan (discussed below) in 2003, the Committee has discretion to decrease bonuses under the Senior Executive Incentive Plan. It has been the Committee's practice to decrease the bonuses by reference to the performance goals used under the Annual Management Bonus Plan. Furthermore, for 2004, a maximum bonus amount of 250% of target, which is subject to the Committee's authority to adjust bonuses as discussed below, will apply to executives who participate in the Senior Executive Incentive Plan and to the extent the bonus of the Chief Executive Officer's or Chief Operating Officer's bonus under the Senior Executive Incentive Plan will be determined by reference to the performance goals used under the Annual Management Bonus Plan.

        In 2003 the bonus matrix for the Senior Executive Incentive Plan was based on the earnings per share objective. The earnings per share achieved by the Company for 2003 was below the established target level. Consistent with past practice, the Committee decreased the bonuses payable for 2003 to participants under the Senior Executive Incentive Plan by reference to the performance goals used under the Annual Management Bonus Plan and paid bonuses in an amount equal to the amount such participants would have been paid under the Annual Management Bonus Plan if they were participants under that plan.

        The Committee has determined that the executives named in the Summary Compensation Table and seven other executive officers will participate in the Senior Executive Incentive Plan in 2004. Members of the Committee who are not "outside directors" pursuant to Section 162(m) of the Code abstain from voting on matters related to the Senior Executive Incentive Plan. The Committee has authority to approve bonuses outside of this plan to reward executives for special personal achievement.

        Annual Management Bonus Plan.    Pursuant to our Annual Management Bonus Plan, at or near the beginning of each calendar year (a "plan year"), the Committee approves a corporate bonus objective for the Company's executive officers (other than those participating in the Senior Executive Incentive Plan) and other participants in the Plan. This objective can pertain to operating income, pretax earnings, return on sales, earnings per share, a combination of objectives, or another objective approved by the Committee. The objective may change annually to support our business mission. For the 2003 plan year, the Committee approved the objective of earnings per share for the Company's executive officers. In 2004, the plan's objective is a combination of earnings per share, income from operations, return on invested capital, and customer satisfaction improvement.

        A bonus matrix is approved by the Committee based on the grade levels of participating executive officers and other participants that will result in the payment of a specified percentage of the participant's salary if the target objective is achieved. This percentage of salary increases or decreases on the bonus matrix in relation to the level of achievement of financial objectives. No bonus is awarded if less than a specified percentage of target is achieved unless an exception is approved by the Committee. For 2003, if the target objective was achieved, bonuses ranging from 50% to 105% of salary, depending on the executive's grade level, could have been earned. The bonus amounts as a percentage of salary could increase pursuant to a formula that is related to performance above the target objective, with a specified maximum bonus amount of 200% of target for the executive officers who participated in this Plan. For 2004, if the target objective is achieved, bonuses ranging from 50% to 105% of salary, depending on the executive's grade level, could be earned. The bonus amounts as a percentage of salary could increase pursuant to a formula that is related to performance above the target objective, with a specified maximum bonus amount of 250% of target for the executive officers who participated in this Plan.

        Because the Human Resources Committee and Chief Executive Officer have discretion to review an executive officer's personal performance, the actual bonus awarded pursuant to the Annual Management Bonus Plan may not follow the bonus matrix exactly. This involves a subjective decision by the Committee and the Chief Executive Officer pursuant to the Plan. The Committee also has authority to approve bonuses to award executives for special personal achievement.

        The Committee has authority under the Annual Management Bonus Plan to adjust any objective or bonus points with respect to executive officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen. Because the earnings per share achieved by the Company for 2003 was below the established target level, the executive officers participating under the Annual Management Bonus Plan received bonuses for 2003 performance at below target level.

        Stock Awards.    Awards of stock options are approved by the Committee for executive officers and other participants in the Company's Executive Stock Incentive Plan and are granted in the Committee's discretion. Stock options granted after 2001 have a term of seven years, with the Committee having authority to set different periods of time for vesting and the term of the options. Each executive officer is normally granted a stock option award that will give such officer an estimated dollar value of stock compensation targeted to equal a percentage of salary. This percentage increases commensurate with the grade level of the officer and is determined by an assessment of competitive stock awards. The Committee determines awards that it believes will be suitable for providing an adequate incentive for both performance and retention purposes. The dollar value of the award is determined by applying conventional methods for valuing stock options.

        The Committee may also grant restricted stock, or a combination of stock options and restricted stock, to executive officers and other key employees. The Committee's current policy, in effect both in 2003 and 2004, is to grant primarily stock options for long-term compensation and reserve restricted stock awards for special purposes such as recognition awards and new employment inducement awards. Restricted stock awards granted after 2001 have a three-year vesting period.

        The vesting of some stock options and restricted stock may be accelerated upon a change in control (as defined). The Company has amended its stock plans for future awards to change the plans' definitions of "change in control" to conform to the definition contained in the Severance Agreements. See "Certain Employment Arrangements."

        The Committee has authority to oversee all aspects of stock option and restricted stock awards and can modify the terms of grants, including change in control provisions. The Committee also has authority to amend the plans, including authorizing additional shares to be reserved for awards under the plans. Members of the Committee who are not "non-employee directors" pursuant to Section 16 of the Exchange Act abstain from voting on matters affected by the Section 16 statutes and regulations.

        Our executive officers participate in a Time Accelerated Restricted Stock Award Plan (the "TARSAP Program") designed to motivate and retain the Company's key executives in the Company's current competitive environment and with a view to enhancing shareholder value. Pursuant to the TARSAP Program, certain key executives were granted restricted stock awards (the "Restricted Shares") pursuant to the Company's Restricted Stock Plan. The first TARSAP Program was completed in January 2002.

        In 2000, the Committee approved the TARSAP II Program ("TARSAP II"), and the executive officers, other than Mr. Loveman, have received awards under TARSAP II. These awards fully vest on January 1, 2007, if the participating executive continues in active employment with the Company until that date. Portions of the TARSAP II Restricted Shares are eligible for earlier annual performance vesting at the rate of 20% non-cumulative annual installments in each of the first four years (three years for shares awarded in 2002) based on the Company's financial performance in each of the years 2002 through 2005, and the remaining unvested shares will vest on January 1, 2007. The first such performance vesting occurred on March 1, 2003. The performance targets for TARSAP II are recommended by the Committee and approved by the Board and can be modified in the same manner.

        If a change in control occurs (as defined), the unvested TARSAP II shares will vest. If a participant is on salary continuation and a change in control occurs, the participant would only be entitled to the next 20% vesting installment of TARSAP II shares not otherwise earned.

        The Committee has broad flexibility to oversee and amend TARSAP II and, with Board approval, can modify performance criteria and specific financial targets. The Committee also has the right to make exceptions based on unusual factors or events. To help alleviate the tax burden of the TARSAP program on participants and to provide an incentive for executives to continue in employment, the Committee has approved a program whereby participants can defer the receipt of their vested TARSAP shares. The shares can be deferred to a specified date in the future or to the participant's termination of employment date, whichever occurs first. The participant can elect a lump sum distribution of shares on the deferral date (or one year after that date) or can elect annual installments of shares over ten years. See the Summary Compensation Table for more information on grants under the TARSAP II to named executive officers.

        The amount of a stock option or restricted stock award is not dependent on past corporate performance or on the amount of options or restricted stock previously granted to an executive officer. The actual value of the stock compensation vesting each year depends on the market value of our common stock. We have no other long-term incentive plans for executive officers.

        Policy Concerning Tax Deductibility.    The Committee's policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of the Company. For 2003, Messrs. Loveman, Atwood and Wilmott received total compensation over the $1 million deductibility limit so that $312,459, $113,052 and $972,637 of Messrs. Loveman's, Atwood's and Wilmott's total compensation, respectively, will not be deductible by the Company for the year 2003. The Company's Senior Executive Incentive Plan is intended to comply with Section 162(m) of the Code so that annual bonuses paid under that plan will be eligible for deduction by the Company. See "Senior Executive Incentive Plan" above.

        Chief Executive Officer's Compensation.    The objectives of our Chief Executive Officer are approved annually by the Committee and the full Board. These objectives vary from year to year, but in general relate to such matters as:

  •
  developing and implementing the Company's strategic direction;

  •
  maximizing shareholder value and increasing the Company's earnings per share to established goals;

  •
  fostering the Company's commitment to financial integrity, legal and regulatory compliance, and ethical business conduct;

  •
  preserving and enhancing the Company's leadership in promoting responsible gaming;

  •
  assuring customer satisfaction and loyalty through operational and service excellence and technological innovation; and

  •
  pursuing new development opportunities for the Company.

The Committee's assessment of the Chief Executive Officer's performance is based on a subjective review of performance against these objectives. Specific weights may be assigned to particular objectives in the discretion of the Committee.

        As Chief Executive Officer, Mr. Loveman's base salary was based on his performance, his responsibilities and the compensation levels for comparable positions in other companies in the casino entertainment industry. Merit increases in his salary were a subjective determination by the Committee, which based its decision upon his prior year's performance versus his objectives as well as upon an analysis of competitive salaries. The Committee sets objectives for the Chief Executive Officer each year. These are approved by the Board and are reviewed from time to time during the year by the Committee. Objectives for our Chief Executive Officer are discussed elsewhere in this report.

        Regarding annual bonus, the Committee uses the Senior Executive Incentive Plan discussed earlier in this report to determine the Chief Executive Officer's bonus. Under this plan, bonus is based on the Company achieving a specific financial objective. For 2003, the objective was earnings per share. For 2004, the objective will be earnings per share, income from operations, and return on invested capital. The target bonus under this plan for Mr. Loveman was 164% of his base salary, and in 2004 the target bonus is 160% of base salary. The bonus amount can increase or decrease based on the Company's performance. As discussed previously under the Senior Executive Incentive plan, the Company has discretion to reduce bonuses (as permitted by Section 162(m) of the Internal Revenue Code), and it is the normal practice of the Committee to reduce the Chief Executive's bonus by reference to the performance goals used under the Annual Management Bonus Plan and pay bonuses in an amount equal to the amount such participants would have been paid under the Annual Management Bonus Plan if he was a participant under that plan. Under that plan, the Chief Executive's target for his 2003 bonus would have been 105% of salary, and for 2004 it would be 105% of salary. The bonus amounts approved for the Chief Executive Officer's 2003 performance is set forth in the Summary Compensation Table.

        Regarding long term incentive compensation, it is currently the Committee's policy to grant significant stock option awards to the Chief Executive Officer that are deemed highly competitive in the gaming industry for companies of comparable size. Beginning with grants in 2002, such grants vest in one-third increments over a three year period, with a seven-year term from date of grant. Option grants to the Chief Executive Officer in 2003 are detailed in the table titled "Option Grants in the Last Fiscal Year". The Committee has discretion to grant restricted stock awards to the Chief Executive Officer, but except for the Promotional Award to Mr. Loveman discussed below and the special award in 2002, it has not done so in the past three years. For 2004, it will remain the Committee's policy to grant primarily stock options for long term incentive compensation and reserve restricted stock awards for special purposes, such as recognition awards and employment inducement awards.

        In connection with Mr. Loveman's promotion to Chief Executive Officer, effective January 1, 2003, Mr. Loveman received a Promotional Award of 341,389 stock options and 108,378 shares of restricted stock. See "Summary Compensation Table" and "Certain Employment Arrangements" for more information on this award.

                      Robert G. Miller, Chairman

                      Frank J. Biondi, Jr.
                      R. Brad Martin
                      Boake A. Sells

                      February 25, 2004

Performance of Harrah's Entertainment Common Stock and Dividends

        The line graph below compares the total cumulative return of our common stock to (a) the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), and (b) the Dow Jones Casinos Index. The graph assumes reinvestment of dividends.

Comparison of Five-Year Cumulative Total Return*
Among Harrah's Entertainment, Inc., the S&P 500 Index, and
the Dow Jones Casinos Index

*
$100 INVESTED ON DECEMBER 31, 1998 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED DECEMBER 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Ralph Horn, one of our directors, was Chairman of the Board until December 31, 2003, and R. Brad Martin, another of our directors, remains a director, of First Tennessee National Corporation, the parent company of First Tennessee Bank National Association ("First Tennessee"). First Tennessee is one of the lending banks under a loan agreement that we have with several banks (the "Bank Facility"). Pursuant to the Bank Facility, First Tennessee has committed to loan to our subsidiary, Harrah's Operating Company, Inc., $15,000,000, representing a 0.8% share of the total commitment covered by the Bank Facility. As of December 31, 2003, $7,419,865 of this amount was outstanding in loans and in unfunded standby letters of credit. In connection with this commitment, First Tennessee received interest and fees of $290,389 during 2003.

        Some of our direct and indirect subsidiaries maintained deposit accounts with First Tennessee during 2003. The average ledger balance during 2003 was $5,679,580. Deposit account service fees paid to First Tennessee in excess of the earning credit assigned to these accounts were approximately $224,524 during 2003.

        In addition, Mr. Martin and two of his family members own a company which purchased the property on which our former Memphis corporate headquarters is located in October 1999. The entire property includes approximately 25.5 acres of real estate, a three-story building containing 59,159 usable square feet, a two-story building containing 54,397 usable square feet, a former residence converted to use as an office building, a pool house/cafeteria building, a facility/security building, parking structures containing 167 parking spaces, surface parking for 228 cars, and all furniture, fixtures, and equipment used in connection with the maintenance or operation of the buildings, with the exception of specifically designated items. Until September 2003, the Company leased a portion of the property, including the three-story building and the two-story building from Mr. Martin's company for terms of 17.5 years and 12.5 years, respectively, at a rental of $20.00 per usable square foot in years one through five (approximately $2,271,220 per year), increasing to $22.10 and then $23.90 in subsequent periods. We were also responsible for annual operating expenses related to the leased property in excess of $7.10 per usable square foot. In September 2003, the portion of the property leased by the Company was sold to a third party, and the Company now leases this property from the third party. However, we continue to use certain facilities on the portion of the property not sold by Mr. Martin's company, for which we reimburse expenses incurred by Mr. Martin's company and pay a nominal rental amount of $618 per month. In 2003, we paid $1,701,383 in rent and reimbursed Mr. Martin's company for $250,184 in expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of all forms filed. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our officers and directors were met except with respect to Mr. Biondi, Mr. Henson, Mr. Horn, Mr. Martin, Mr. Michael, Mr. Sells, and Mr. Sanfilippo. Forms 4 reporting acquisitions of stock through dividend reinvestments through the Non-Management Directors Stock Incentive Plan in the accounts of Mr. Biondi, Mr. Henson, Mr. Horn, Mr. Martin, Mr. Michael, Mr. Miller, Mr. Sells, due August 29, 2003 and November 28, 2003, were filed on September 29, 2003 and January 9, 2004, respectively. A Form 4 reporting an acquisition of stock through dividend reinvestment in a personal account of Mr. Sanfilippo, due September 1, 2003, was filed on November 20, 2003.

OTHER INFORMATION

Certain Stockholders

        The table below sets forth, to the best of our knowledge, information regarding the beneficial owners of more than 5% of the Company's common stock as of December 31, 2003. The sources of this information are Schedules 13G filed by the listed beneficial owners with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Goldman Sachs Asset Management 32 Old Slip New York, NY 10005	12,398,366	(a)	11.2%
Barclay's Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	10,462,083	(b)	9.5%
Putnam, LLC d/b/a Putnam Investments. One Post Office Square Boston, MA 02109	9,183,709	(c)	8.3%
AIM Funds Management, Inc. 5140 Yonge Street Suite 900 Toronto, Ontario M2N 6X7	8,334,000	(d)	7.5%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	7,389,900	(e)	6.7%
Private Capital Management, L.P. 8889 Pelican Bay Blvd. Naples, FL 34108	6,495,189	(f)	5.9%
State Street Bank and Trust Company, Trustee 225 Franklin Street Boston, MA 02110	5,859,509	(g)	5.3%

(a)
Goldman Sachs Asset Management, a separate business unit of The Goldman Sachs Group, Inc., has reported sole voting power as to 9,911,979 shares and sole dispositive power as to 12,398,366 shares. The source of this information is a Schedule 13G filed by Goldman Sachs Asset Management with the Securities and Exchange Commission and dated February 12, 2004.

(b)
Barclay's has reported sole voting power and sole dispositive power as to these shares. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. The source of this information is a Schedule 13G filed by Barclay's with the Securities and Exchange Commission and dated February 17, 2004.

(c)
Putnam, LLC, on behalf of itself and its affiliated entities, has reported beneficial ownership of these shares. The source of this information is a Schedule 13G filed by Putnam, LLC with the Securities and Exchange Commission and dated February 13, 2004.

(d)
AIM Funds Management, Inc. has reported sole voting power and sole dispositive power as to these shares. The source of this information is a Schedule 13G filed by AIM Funds Management with the Securities and Exchange Commission and dated February 13, 2004.

(e)
Capital Research and Management Company has reported sole voting power as to these shares. The source of this information is a Schedule 13G filed by Capital Research and Management Company with the Securities and Exchange Commission and dated February 13, 2004.

(f)
Private Capital Management, L.P. has reported shared voting power and shared dispositive power as to these shares. The source of this information is a Schedule 13G filed by Private Capital Management, L.P. with the Securities and Exchange Commission and dated February 13, 2004.

(g)
State Street Bank and Trust Company, acting in various fiduciary capacities, has reported sole voting power as to 2,802,141 shares, shared voting power as to 2,801,262 shares, sole dispositive power as to 5,853,297shares and shared dispositive power as to 6,212 shares. The source of this information is a Schedule 13G filed by State Street Bank and Trust Company with the Securities and Exchange Commission and dated February 5, 2004.

Cost of Solicitation

        The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, some of our directors, officers or employees, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. We have retained D.F. King & Co. to assist in the solicitation of proxies with respect to our common stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co. is $9,000, plus expenses.

Stockholder Proposals for 2005 Annual Meeting

        For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2005 Annual Meeting, it must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Harrah's Entertainment, Inc., One Harrah's Court, Las Vegas, Nevada 89119, and must be received no later than November 4, 2004. In addition, our bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. The Company will have discretionary authority to vote shares under proxies we solicit concerning matters of which we did not have notice by a certain date, and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments. Pursuant to our bylaws, that notice date for our Company's 2005 Annual Meeting of Stockholders is currently February 28, 2005. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

By Direction of the Board of Directors
Scott E. Wiegand Corporate Secretary

Las Vegas, Nevada March 4, 2004

ANNEX A

Audit Committee Charter

Composition

        The Audit Committee shall be composed of at least three Directors. Each member of the Audit Committee shall be (i) independent under both Section 303A of the NYSE Listed Company Manual and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) financially literate as determined by the full Board of Directors. At least one member of the Audit Committee must be a person the Board has determined has accounting or related financial management expertise and meets the definition of an "audit committee financial expert" under Item 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended. Furthermore, the Audit Committee may not include a Director if a member of Harrah's management sits on the Compensation Committee or similar committee of the Director's company.

Purpose

1.
To assist the Company's Board in the oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors; and

2.
To prepare an audit committee report as required by the SEC to be included in the Company's annual proxy statement.

Duties and Responsibilities

1.
The Audit Committee, in its capacity as a committee of the Board of Directors, must be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer, and each such registered public accounting firm must report directly to the Audit Committee.

2.
The Audit Committee must establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.
The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

4.
The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer; (ii) compensation to any advisers employed by the Audit Committee under the immediately foregoing paragraph 3 of this section; and

  (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

5.
In addition to the foregoing, the Audit Committee shall:

(A)
at least annually, obtain and review a report by the Company's independent auditor describing: the independent auditor firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company;

(B)
discuss the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

(C)
discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

(D)
discuss policies with respect to risk assessment and risk management;

(E)
meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors;

(F)
review with the independent auditor any audit problems or difficulties and management's response;

(G)
set clear hiring policies for employees or former employees of the independent auditors; and

(H)
report regularly to the Board of Directors.

Internal Audit Function

        The Company shall have an internal audit function. The Audit Committee shall, as related to the internal auditors: (i) approve the overall scope of the internal audit program; (ii) review the internal auditors' annual and interim reports to the Audit Committee; (iii) review internal controls; and (iv) meet periodically with the internal auditor without management present.

Annual Review

        The Audit Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in the procedures or policies governing the Audit Committee. The Audit Committee shall conduct such evaluation and review in such manner as it deems appropriate.

Limitation of Duties

        The Audit Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent public accountants are responsible for performing an audit of the

Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent public accountants) from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the external auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the Company's independent public accountants. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible to best react to a changing environment.

ANNEX B

HARRAH'S ENTERTAINMENT, INC.
2004 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1
PURPOSE

        1.1    GENERAL.    The purpose of the Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Harrah's Entertainment, Inc. (the "Company") by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

        2.1    DEFINITIONS.    The following words and phrases shall have the following meanings:

          (a)   "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

          (b)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Cause" means as follows (references in this definition to the male gender include the female gender):

            (1)   A Participant's willful failure to perform substantially his or her duties or to follow a lawful reasonable directive from his or her supervisor (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him or her by his or her supervisor which specifically identifies the manner in which his or her supervisor believes that he or she has not substantially performed his or her duties or to follow a lawful reasonable directive and he or she is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure to substantially perform, if curable;

            (2)   (A) Any willful act of fraud, or embezzlement or theft by a Participant, in each case, in connection with his or her duties to the Company or in the course of his or her employment with the Company or (B) a Participant's admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation, in each case, against the Company;

            (3)   A Participant being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in any state or territory in which the Company may operate.

            (4)   (A) A Participant's willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley

    Act of 2002 if applicable to the Participant, provided that such violation or noncompliance resulted in material economic harm to the Company, or (B) a final judicial order or determination prohibiting a Participant from service as an officer pursuant to the Exchange Act and the rules of the New York Stock Exchange.

          For purposes of this subsection (d), no act or failure to act on a Participant's part shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based on a directive from the Participant's supervisor or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Any other rights of a Participant regarding termination for cause that are contained in a written agreement between the Company and the Participant shall be preserved.

          (e)   "Change of Control" means and includes each of the following:

            (1)   the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent 25% or more of the combined voting power of the Company's then outstanding voting securities, other than

              (A)  an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

              (B)  an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

              (C)  an acquisition of voting securities pursuant to a transaction described in clause (3) below that would not be a Change of Control under clause (3);

            Notwithstanding the foregoing, neither of the following events shall constitute an "acquisition" by any person or group for purposes of this subsection (e): an acquisition of the Company's securities by the Company which causes the Company's voting securities beneficially owned by a person or group to represent 25% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 25% or more of the combined voting power of the Company's then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

            (2)   during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this subsection (e)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (3)   the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction

              (A)  which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

              (B)  after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 25% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

            (4)   the Company's stockholders approve a liquidation or dissolution of the Company.

          The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended.

          (g)   "Committee" means the committee of the Board described in Article 12.

          (h)   "Consultant" means any consultant or adviser if:

            (1)   The consultant or adviser renders bona fide services to the Company;

            (2)   The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

            (3)   The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

          (i)    "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

          (j)    "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

          (k)   "Disability" means, for purposes of this Plan, that the Participant either qualifies or would qualify if they were a participant in the Company's long-term disability insurance program to receive long-term disability payments under such program, as it may be amended from time to time.

          (l)    "Dividend Equivalents" means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

          (m)  "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the average of the high and low trading prices for a share of Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for the immediately preceding date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

          (p)   "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (q)   "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

          (r)   "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          (s)   "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (t)    "Other Stock-Based Award" means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

          (u)   "Participant" means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

          (v)   "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

          (w)  "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          (x)   "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          (y)   "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

          (z)   "Performance Share" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (aa) "Performance Stock Unit" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (bb) "Plan" means this Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan, as it may be amended from time to time.

          (cc) "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

          (dd) "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

          (ee) "Restricted Stock Unit" means an Award granted pursuant to Section 8.6.

          (ff)  "Stock" means the common stock of the Company, par value $0.10 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

          (gg) "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

          (hh) "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

          (ii)   "Subsidiary" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

        3.1    NUMBER OF SHARES.

          (a)   Subject to Article 11, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) five million (5,000,000) shares; plus (ii) any shares of Stock which are or become available for issuance under the Company's 2001 Executive Stock Incentive Plan, as amended, and the Non-Management Director's Stock Incentive Plan, as amended, and which are not thereafter issued under such plans. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

          (b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

        3.2    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3    LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a rolling three-year period (measured from the date of any grant) shall be 3,000,000.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

        4.1    ELIGIBILITY.

          (a)   GENERAL.    Persons eligible to participate in this Plan include Employees, Consultants, and all members of the Board, as determined by the Committee.

          (b)   FOREIGN PARTICIPANTS.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants or members of the Board, the Committee, in its sole discretion, shall have the power and authority to:

            (1)   determine which Subsidiaries shall be covered by the Plan;

            (2)   determine which Employees, Consultants or members of the Board outside the Unites States are eligible to participate in the Plan;

            (3)   modify the terms and conditions of any Award granted to Employees, Consultants or members of the Board outside the United States to comply with applicable foreign laws;

            (4)   establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and

            (5)   take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

        4.2    ACTUAL PARTICIPATION.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5
STOCK OPTIONS

        5.1    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)   EXERCISE PRICE.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of Fair Market Value on the date of grant.

          (b)   TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under the Plan shall not exceed ten years, and provided further, that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant's death. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant's employment is terminated for Cause.

          (c)   PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

          (d)   EVIDENCE OF GRANT.    All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

        5.2    INCENTIVE STOCK OPTIONS.    Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

          (a)   EXERCISE PRICE.    The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

          (b)   EXPIRATION OF OPTION.    An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

            (1)   Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

            (2)   The Participant's termination of employment for Cause or termination of employment or service for any other reason other than the Participant's death or Disability, unless otherwise provided in the Award Agreement.

            (3)   One year after the date of the Participant's termination of employment or service on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the

    Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

          (c)   INDIVIDUAL DOLLAR LIMITATION.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (d)   TEN PERCENT OWNERS.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (e)   TRANSFER RESTRICTION.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (1) two years from the date of grant of such Incentive Stock Option or (2) one year after the transfer of such shares of Stock to the Participant.

          (f)    EXPIRATION OF INCENTIVE STOCK OPTIONS.    No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

          (g)   RIGHT TO EXERCISE.    During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

        5.3    SUBSTITUTION OF STOCK APPRECIATION RIGHTS.    The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for.

ARTICLE 6
RESTRICTED STOCK AWARDS

        6.1    GRANT OF RESTRICTED STOCK.    The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

        6.2    ISSUANCE AND RESTRICTIONS.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

        6.4    CERTIFICATES FOR RESTRICTED STOCK.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7
STOCK APPRECIATION RIGHTS

        7.1    GRANT OF STOCK APPRECIATION RIGHTS.    A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

        7.2    COUPLED STOCK APPRECIATION RIGHTS.

          (a)   A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

          (b)   A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

          (c)   A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

        7.3    INDEPENDENT STOCK APPRECIATION RIGHTS.

          (a)   An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise.

          (b)   An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

        7.4    PAYMENT AND LIMITATIONS ON EXERCISE

          (a)   Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

          (b)   To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8
OTHER TYPES OF AWARDS

        8.1    PERFORMANCE SHARE AWARDS.    Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.2    PERFORMANCE STOCK UNITS.    Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.3    DIVIDEND EQUIVALENTS

          (a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

          (b)   Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

        8.4    STOCK PAYMENTS.    Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        8.5    DEFERRED STOCK.    Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

        8.6    RESTRICTED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

        8.7    OTHER STOCK-BASED AWARDS.    Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

        8.8    TERM.    The term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

        8.9    EXERCISE OR PURCHASE PRICE.    The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable state law.

        8.10    EXERCISE UPON TERMINATION OF EMPLOYMENT OR SERVICE.    An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

        8.11    FORM OF PAYMENT.    Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

        8.12    AWARD AGREEMENT.    All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9
PERFORMANCE-BASED AWARDS

        9.1    PURPOSE.    The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Article 6 or 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Article 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

        9.2    APPLICABILITY.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3    PROCEDURES WITH RESPECT TO PERFORMANCE-BASED AWARDS.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each

Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        9.4    PAYMENT OF PERFORMANCE-BASED AWARDS.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

        9.5    ADDITIONAL LIMITATIONS.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

        10.1    STAND-ALONE AND TANDEM AWARDS.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        10.2    AWARD AGREEMENT.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        10.3    EFFECT OF TERMINATION FOR CAUSE.    Unless expressly provided otherwise provided in an Award Agreement, a Participant's Awards and all rights thereunder shall be forfeited immediately if a Participant's employment is terminated for Cause

        10.4    LIMITS ON TRANSFER.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

        10.5    BENEFICIARIES.    Notwithstanding Section 10.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        10.6    STOCK CERTIFICATES.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

        11.1    ADJUSTMENTS.    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

        11.2    ACCELERATION UPON A CHANGE OF CONTROL.    If a Change of Control occurs, a Participant's Awards are converted, assumed, or replaced by a successor, and the Participant's employment with the Company or any Subsidiary is terminated without Cause within 24 months following the date of the Change of Control, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. If a Change of Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 5.2(c), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

        11.3    OUTSTANDING AWARDS—CERTAIN MERGERS.    Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

        11.4    OUTSTANDING AWARDS—OTHER CHANGES.    In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

        11.5    NO OTHER RIGHTS.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12
ADMINISTRATION

        12.1    COMMITTEE.    The Plan shall be administered by the Human Resources Committee of the Board; provided, howeverthat the Human Resources Committee may delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Participants other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act or (ii) Employees who are "covered employees" within the meaning of Section 162(m) of the Code. The Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Human Resources Committee ceases to exist and the Board does not appoint a successor Committee.

        12.2    ACTION BY THE COMMITTEE.    A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.3    AUTHORITY OF COMMITTEE.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        12.4    DECISIONS BINDING.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13
EFFECTIVE AND EXPIRATION DATE

        13.1    EFFECTIVE DATE.    The Plan is effective as of the date the Plan is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws.

        13.2    EXPIRATION DATE.    The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

        14.1    AMENDMENT, MODIFICATION, AND TERMINATION.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (ii) stockholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

        14.2    AWARDS PREVIOUSLY GRANTED.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15
GENERAL PROVISIONS

        15.1    NO RIGHTS TO AWARDS.    No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

        15.2    NO STOCKHOLDERS RIGHTS.    No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

        15.3    WITHHOLDING.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

        15.4    NO RIGHT TO EMPLOYMENT OR SERVICES.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        15.5    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        15.6    INDEMNIFICATION.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        15.7    RELATIONSHIP TO OTHER BENEFITS.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        15.8    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        15.9    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        15.10    FRACTIONAL SHARES.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        15.11    LIMITATIONS APPLICABLE TO SECTION 16 PERSONS.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        15.12    GOVERNMENT AND OTHER REGULATIONS.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        15.13    GOVERNING LAW.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

ANNEX C

HARRAH'S ENTERTAINMENT, INC.
2005 SENIOR EXECUTIVE INCENTIVE PLAN

I.     PURPOSE

        The purposes of the Harrah's Entertainment, Inc. 2005 Senior Executive Incentive Plan (the "Plan") are to attract and retain highly qualified individuals; to obtain from each the best possible performance; to establish a performance goal based on objective criteria; to further underscore the importance of achieving business objectives for the short and long term; and to include in such individual's compensation package annual and long-term incentive components which are tied directly to the achievement of those objectives. Such components are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so as to be fully deductible by Harrah's Entertainment, Inc. ("Harrah's") and its subsidiary companies (collectively, the "Company").

II.    EFFECTIVE DATE; TERM

        The Plan is effective as of January 1, 2005, subject to approval by the affirmative vote of a majority of shares voting at Harrah's 2004 Annual Meeting of Stockholders, and shall remain in effect until such time as it shall be terminated by the Human Resources Committee of the Board of Directors of Harrah's or any successor thereto (the "Committee").

III.  ELIGIBILITY AND PARTICIPATION

        Eligibility to participate in the Plan is limited to senior executives of the Company who are or who at some future date may be subject to Section 16 of the Securities Exchange Act of 1934, as amended, and such other senior executives of the Company designated as eligible for participation by the Committee. Participants in the Plan ("Participants") shall be selected annually by the Committee from those senior executives who are eligible to participate in the Plan.

IV.    BUSINESS CRITERIA

        The Plan's performance goal shall be based upon the Company's EBITDA. The "Company's EBITDA" shall mean the Company's net income before deductions for interest expense, income tax expense, depreciation expense, amortization expense for each year in the performance period, each computed in accordance with accounting principles generally accepted in the U.S. ("GAAP"), adjusted for the following income statement line items: write-downs, reserves and recoveries, project opening costs, and any gain or loss on early extinguishment of debt.

V.     PERFORMANCE GOAL AND PERFORMANCE PERIODS

        The performance goal of this Plan is to increase the Company's EBITDA by compensating Participants based upon the amount of the Company's EBITDA.

        Performance periods under this Plan shall consist of periods consisting of one or more fiscal years of the Company, or portions thereof, as designated by the Committee. Performance periods in the Plan may overlap.

        By no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m) of the Code, the Committee shall adopt targeted awards for Participants for such performance period, which shall be the maximum awards specified in Section VI or such lesser awards as the Committee may determine.

        Subject to the foregoing and to the limitations set forth in Section VI, no awards shall be paid to Participants unless and until the Committee makes a certification in writing with respect to the amount of the Company's EBITDA as required by Section 162(m) of the Code.

VI.   DETERMINATION OF AMOUNTS OF AWARDS

        The Committee may grant awards to Participants which shall be payable if the Company's EBITDA is positive. The maximum aggregate amount of any award payable to any Participant in any single fiscal year of the Company shall be one half percent (0.5%) of the Company's EBITDA for such period.

        The Committee shall have authority to exercise discretion in determining the amount of the targeted award granted to each Participant at the beginning of a performance period and to exercise discretion to reduce the amount of a targeted award which shall be payable to each Participant at the end of each performance period, subject to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. However, the Committee shall have no authority to increase the amount of a targeted award granted to any Participant or to pay an award under the Plan in excess of the maximum targeted bonus set forth above. In determining the amount of any award to be granted or to be paid to any Participant, the Committee shall give consideration to the contribution which may be or has been made by the Participant to achievement of the Company's established objectives and such other matters as it shall deem relevant.

        The payment of an award to a Participant with respect to any performance period shall be conditioned upon the Participant's employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the period for which an award is made, or to the designee or estate of a Participant who died during such period to the extent permitted by Section 162(m) of the Code.

VII. FORM OF AWARDS

        All awards shall be determined by the Committee and shall be paid in cash.

VIII. PAYMENT OF AWARDS

        Awards may be paid at any time following the end of the performance period with respect to which the awards have been granted; provided, however, that no awards shall be paid unless and until the Committee certifies, in writing, that the amounts payable with respect to each award do not exceed the limitations set forth in Section VI and that the amount payable to each Participant does not exceed the amount of the targeted award granted to the Participant at the beginning of the performance period. If the Committee deems it appropriate or advisable, it may request a report from a public accounting firm stating the amount of the Company's EBITDA for such performance period.

IX.   SPECIAL AWARDS AND OTHER PLANS

        Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X.    STOCKHOLDER APPROVAL

        No awards shall be paid under the Plan unless and until the Company's stockholders shall have approved the Plan and the performance goal as required by Section 162(m) of the Code.

XI.   ADMINISTRATION, AMENDMENT AND INTERPRETATION OF THE PLAN

        The Committee shall administer the Plan. The Committee shall consist solely of two or more members of the Board of Directors of Harrah's who shall qualify as "outside directors" under Section 162(m) of the Code. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan and the requirements of Section 162(m) of the Code.

        The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes the maximum award payable to any Participant as set forth in Section VI, or materially amends the definition of the Company's EBITDA as used in Section IV, shall be effective before approval by the affirmative vote of a majority of shares voting at a meeting of the stockholders of the Company.

        Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

XII. RIGHTS OF PLAN PARTICIPANTS

        Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

        No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

        No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XIII. MISCELLANEOUS

        The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder.

        In no event shall the Company be obligated to pay to any Participant an award for any period by reason of the Company's payment of an award to such Participant in any other period, or by reason of the Company's payment of an award to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Committee.

        The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

        It is the intent of the Company that the Plan and awards made hereunder shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified performance-based compensation within the meaning of Section 162(m) of the Code. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

        Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

        The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware (without regard to principles of conflicts of law).

[LOGO]

Harrah's Entertainment, Inc.
Annual Meeting of Stockholders
April 29, 2004 at 11:00 a.m.

Scintas Showroom
Rio All-Suite Hotel & Casino
3700 West Flamingo Road
Las Vegas, Nevada

A limited number of rooms have been reserved at the Rio
for our stockholders attending the 2004 Annual Meeting.
These rooms may be reserved through
April 15, subject to availability.
For reservations call (888) 746-7153 and refer to Group Code RHET04.

If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2003 annual report electronically at our web site, http://investor.harrahs.com/annual.cfm

HARRAH'S ENTERTAINMENT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD APRIL 29, 2004

        The undersigned hereby appoints Philip G. Satre, Gary W. Loveman, and Scott E. Wiegand, and each of them, and his or her attorneys and agents, with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Stockholders of Harrah's Entertainment, Inc. (the "Company") to be held on April 29, 2004 at 11:00 a.m. in the Scintas Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada, and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy also constitutes confidential voting instructions for the use of participants in the Company's Stock Fund of the Company's Savings and Retirement Plan.

        All shares of the Company's Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for a proposal are indicated on an executed Proxy Card, such proxies will be voted in accordance with the recommendation of the Board of Directors as set forth herein with respect to such proposal.

        To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone -- simply follow the instruction on the reverse side of this card. If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it in the envelope provided.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE FOLLOWING BOX AND PROMPTLY RETURN THIS PROXY CARD.	☐	HARRAH'S ENTERTAINMENT, INC. P.O. BOX 11025 NEW YORK, N.Y. 10203-0025
IF YOU REQUEST TO ACCESS FUTURE PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY, AND AGREE TO DO SO, PLEASE MARK THIS BOX.	☐

PLEASE SIGN AND DATE ON REVERSE SIDE

HARRAH'S ENTERTAINMENT INC.		3 EASYWAYS TO VOTE YOUR PROXY
INTERNET		TELEPHONE		MAIL
https://www.proxyvotenow.com/het		1-866-358-4701
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO MAIL IN YOUR PROXY CARD.
INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

1-866-358-4701

CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR:

1.
Election of Class II directors for three-year terms expiring at the 2007 Annual Meeting.

        FOR ALL ☐                WITHHOLD FOR ALL ☐                EXCEPTIONS ☐

Nominees: 01 - Ralph Horn, 02 - Gary W. Loveman, 03 - Philip G. Satre and 04 - Boake A. Sells

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below. If authority to vote for any nominee is not withheld, this signed proxy will be deemed to grant authority to vote for the nominee.)

*Exceptions ____________________________________________________________________

	FOR	AGAINST	ABSTAIN
2. Adoption of the Company's 2004 Equity Incentive Award Plan.	☐	☐	☐
3. Adoption of the Company's 2005 Equity Senior Executive Incentive Plan.	☐	☐	☐
5. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company for 2004 calendar year.	☐	☐	☐
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST:
4. Shareholder proposal with respect to political contributions	☐	☐	☐
To change your address, please mark this box.			☐

S C A N      L I N E

Signatures of stockholders should correspond exactly with the names shown on the Proxy Card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should both sign.

Date	Share Owner sign here	Co-Owner sign here

QuickLinks

HARRAH'S ENTERTAINMENT, INC. NOTICE OF MEETING
TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS
BOARD OF DIRECTORS
Directors: Class II, Term to Expire 2007
Directors: Class III, Term Expires 2005
Directors: Class I, Term Expires 2006
PROPOSAL TO APPROVE THE COMPANY'S 2004 EQUITY INCENTIVE AWARD PLAN
PROPOSAL TO APPROVE THE ADOPTION OF THE HARRAH'S ENTERTAINMENT, INC. 2005 SENIOR EXECUTIVE INCENTIVE PLAN
STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO DELOITTE & TOUCHE LLP
EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN 2003 AND DECEMBER 31, 2003 OPTION VALUES
Comparison of Five–Year Cumulative Total Return
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER INFORMATION
Audit Committee Charter
HARRAH'S ENTERTAINMENT, INC. 2004 EQUITY INCENTIVE AWARD PLAN
ARTICLE 7 STOCK APPRECIATION RIGHTS
ARTICLE 8 OTHER TYPES OF AWARDS
ARTICLE 9 PERFORMANCE-BASED AWARDS
ARTICLE 10 PROVISIONS APPLICABLE TO AWARDS
ARTICLE 11 CHANGES IN CAPITAL STRUCTURE
ARTICLE 12 ADMINISTRATION
ARTICLE 13 EFFECTIVE AND EXPIRATION DATE
ARTICLE 14 AMENDMENT, MODIFICATION, AND TERMINATION
ARTICLE 15 GENERAL PROVISIONS
HARRAH'S ENTERTAINMENT, INC. 2005 SENIOR EXECUTIVE INCENTIVE PLAN